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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FOSSIL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FOSSIL, INC.
2280 N. Greenville Avenue
Richardson, Texas 75082

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2010

To the Stockholders of Fossil, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Fossil, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 2280 N. Greenville Avenue, Richardson, Texas 75082, on the 19th day of May 2010, at 9:00 a.m. (local time) for the following purposes:

          1.     To vote on a proposal to amend and restate the Company's Second Amended and Restated Certificate of Incorporation, as amended, to provide for the annual election of directors.

          2.     If Proposal 1 is approved, to elect ten (10) directors to the Company's Board of Directors to serve for a term of one year or until their respective successors are elected and qualified.

          3.     If Proposal 1 is not approved, to elect three (3) directors to the Company's Board of Directors to serve for a term of three years or until their respective successors are elected and qualified.

          4.     To vote on a proposal to approve the Fossil, Inc. 2010 Cash Incentive Plan.

          5.     To ratify the appointment of Deloitte and Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 1, 2011.

          6.     To transact any and all other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        The Board of Directors has fixed the close of business on March 31, 2010 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the meeting.

        You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to vote your shares as soon as possible so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you are present at the meeting and request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS Randy S. Hyne Vice President, General Counsel and Secretary
April 14, 2010 Richardson, Texas

        Important notice regarding the availability of proxy materials for the annual meeting to be held on May 19, 2010: Our official Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders covering the Company's fiscal year ended January 2, 2010 are also available at www.proxyvote.com.

FOSSIL, INC.
2280 N. Greenville Avenue
Richardson, Texas 75082

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2010

SOLICITATION AND REVOCABILITY
OF PROXIES

        The accompanying proxy is solicited by the Board of Directors on behalf of Fossil, Inc., a Delaware corporation (the "Company"), to be voted at the 2010 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 19, 2010, at the time and place and for the purpose of voting on the matters set forth in the Notice of Annual Meeting of Stockholders (the "Annual Meeting Notice") and at any adjournment(s) or postponement(s) thereof. These matters include:

          1.     A proposal to amend and restate the Company's Second Amended and Restated Certificate of Incorporation, as amended (the "Current Charter"), to provide for the annual election of directors ("Proposal 1").

          2.     If Proposal 1 is approved, the election of ten (10) directors to the Company's Board of Directors to serve for a term of one year or until their respective successors are elected and qualified ("Proposal 2").

          3.     If Proposal 1 is not approved, the election of three (3) directors to the Company's Board of Directors to serve for a term of three years or until their respective successors are elected and qualified ("Proposal 3").

          4.     A proposal to approve the Fossil, Inc. 2010 Cash Incentive Plan ("Proposal 4").

          5.     Ratification of the appointment of Deloitte and Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 1, 2011 ("Proposal 5").

          6.     Transaction of any and all other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        Proposal 2 will only be presented to the meeting if Proposal 1 is approved. Proposal 3 will only be presented to the meeting if Proposal 1 is not approved.

        When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, the shares will be voted: FOR Proposal 1; if Proposal 1 is approved, FOR Proposal 2; if Proposal 1 is not approved, FOR Proposal 3; FOR Proposal 4; and FOR Proposal 5.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

        Important notice regarding the availability of proxy materials for the annual meeting to be held on May 19, 2010: Our official Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders covering the Company's fiscal year ended January 2, 2010 are also available at www.proxyvote.com.

        The executive offices of the Company are located at, and the mailing address of the Company is, 2280 N. Greenville Avenue, Richardson, Texas 75082.

        This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about April 14, 2010. The accompanying Annual Report to Stockholders (the "Annual Report") covering the Company's fiscal year ended January 2, 2010 does not form any part of the materials for solicitation of proxies.

        Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Annual Meeting notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

        Any stockholder of the Company giving a proxy may revoke the proxy at any time before its exercise by voting in person at the Annual Meeting, by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to Randy S. Hyne, Vice President, General Counsel and Secretary, Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082. No such revocation shall be effective, however, unless the notice of revocation has been received by the Company at or prior to the Annual Meeting.

        In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit proxies, either by mail, telephone, telegraph, or through personal contact. These officers and employees will not receive additional compensation for soliciting proxies, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, with shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), registered in their names, will be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

        The cost of preparing, printing, assembling, and mailing the Annual Report, this Proxy Statement, and the form of proxy, as well as the reasonable costs of forwarding solicitation materials to the beneficial owners of shares of Common Stock, and other costs of solicitation, will be borne by the Company.

        With respect to eligible shareholders who share a single address, we are sending only one proxy statement to that address unless we received instructions to the contrary from any shareholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact Investor Relations, Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082 or call (972) 234-2525 and ask for Investor Relations. Eligible shareholders of record receiving multiple copies of our proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

        We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy statement to a shareholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.

QUORUM AND VOTING

        The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 31, 2010 (the "Record Date"). On the Record Date, 67,381,981 shares of Common Stock were issued and outstanding.

        Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the meeting and neither the Company's Current Charter nor its Amended and Restated Bylaws, as amended (the "Bylaws"), allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on Proposal 1 is required to approve the amendment and restatement of the Current Charter to provide for the annual election of directors.

        Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the Annual Meeting is required for the election of directors (Proposal 2 or Proposal 3). However, pursuant to the Company's Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who has a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") is required to promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee will recommend to the Board of Directors whether to accept such resignation; however, if each member of the Nominating and Corporate Governance committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves and recommend to the Board of Directors whether to accept such resignations. The Board of Directors will act upon such recommendation(s) within 90 days following certification of the stockholder vote.

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on Proposals 4 and 5 is required to approve the Fossil, Inc. 2010 Cash Incentive Plan and ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

        An automated system administered by Broadridge Financial Solutions, Inc. tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Each proposal is tabulated separately. Abstentions will have the effect of a vote against Proposals 1, 4 and 5. Abstentions will have no effect with respect to Proposals 2 and 3. Broker non-votes will have the effect of a vote against Proposal 1. Broker non-votes will have no effect with respect to Proposals 2, 3, 4 and 5.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The Company's only outstanding class of equity securities is its Common Stock. The following table sets forth information regarding the beneficial ownership of Common Stock as of March 31, 2010 by (i) each Named Executive Officer (as defined in "Compensation Discussion and Analysis"); (ii) each director nominee of the Company; (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock as of March 31, 2010. The address of each officer and director is c/o Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082.

	Shares Beneficially Owned(1)(2)
Name of Beneficial Owner	Number		Percent
Michael W. Barnes	209,832	(3)	*
Kosta N. Kartsotis	8,622,877	(4)	12.8%
Tom Kartsotis	4,469,562	(5)	6.6%
Mike Kovar	62,196	(6)	*
Jennifer Pritchard	34,070	(7)	*
Mark D. Quick	154,334	(8)	*
Jal S. Shroff	934,600	(9)	1.4%
Elaine Agather	5,500	(10)	*
Kenneth W. Anderson	51,494	(11)	*
Jeffrey N. Boyer	9,750	(12)	*
Alan J. Gold	36,500	(13)	*
Elysia Holt Ragusa	9,750	(14)	*
James E. Skinner	17,450	(15)	*
Michael Steinberg	33,500	(16)	*
Donald J. Stone	76,312	(17)	*
James M. Zimmerman	13,750	(18)	*
All executive officers and directors as a group (17 persons)	14,800,678	(19)	21.8%
FMR LLC	7,402,111	(20)	11.0%
Lord, Abbett & Co. LLC	3,099,085	(21)	4.6%
Royce & Associates, LLC	5,472,643	(22)	8.1%

*
Less than 1%

(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Beneficial ownership information is based on the most recent Form 3, 4 and 5 and Schedule 13D and 13G filings with the SEC and reports made directly to the Company. The number of shares shown as beneficially owned includes shares of Common Stock subject to stock options and stock appreciation rights exercisable within 60 days after March 31, 2010. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
The percentages indicated are based on 67,381,981 shares of Common Stock outstanding on March 31, 2010. Shares of Common Stock subject to stock options and stock appreciation rights exercisable within 60 days after March 31, 2010 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(3)
Includes 83,200 shares of Common Stock subject to stock appreciation rights, of which 4,800 shares have a grant price of $18.41, 24,000 shares have a grant price of $22.63, 14,400 shares have a grant price of $31.24, 30,000 shares have a grant price of $30.71 and 10,000 shares have a grant price of $13.65, all exercisable within 60 days. Also includes 2,009 shares held indirectly through a 401(k) plan account, 25,278 shares of restricted stock and 83,479 restricted stock units subject to a vesting schedule.

(4)
Includes 3,343,558 shares of Common Stock pledged as collateral to secure a margin loan with Citi Smith Barney and 1,897,338 shares held by The Kartsotis Family Irrevocable Family Trust for the benefit of the family of Mr. Tom Kartsotis.

(5)
Includes 63,521 shares of Common Stock owned by Mr. Tom Kartsotis as custodian for Annie Kartsotis and Jack Kartsotis, both minors, 3,450 shares owned by Lynne Stafford Kartsotis, wife of Mr. Kartsotis, as to which Mr. Kartsotis disclaims beneficial ownership and 500,000 shares which are pledged as collateral to secure a revolving line of credit extended by SunTrust Bank.

(6)
Includes 24,999 shares of Common Stock subject to stock options and 14,800 shares of Common Stock subject to stock appreciation rights, of which 3,200 shares have a grant price of $18.41, 3,200 shares have a grant price of $31.24, 7,200 shares have a grant price of $30.71 and 1,200 shares have a grant price of $13.65, all exercisable within 60 days. Also includes 1,179 shares held indirectly through a 401(k) plan account, 762 shares held in a personal IRA account, 665 shares of restricted stock and 17,457 restricted stock units subject to a vesting schedule.

(7)
Restricted stock units subject to a vesting schedule.

(8)
Includes 48,000 shares of Common Stock subject to stock options and 42,000 shares of Common Stock subject to stock appreciation rights, of which 12,000 shares have a grant price of $22.63, 12,000 shares have a grant price of $31.24, 12,000 shares have a grant price of $30.71 and 6,000 shares have a grant price of $13.65, all exercisable within 60 days. Also includes 2,059 shares held indirectly through a 401(k) plan account, 2,000 shares of restricted stock and 55,701 restricted stock units subject to a vesting schedule.

(9)
Includes 86,749 shares of Common Stock subject to stock options exercisable within 60 days. Also includes indirect ownership of 847,851 shares of Common Stock owned of record by Healing Light Limited, an entity controlled by Mr. Shroff. Mr. Shroff and his wife, Mrs. Pervin Shroff, share voting and investment power with respect to 847,851 shares of Common Stock.

(10)
Shares of Common Stock subject to stock options exercisable within 60 days.

(11)
Mr. Anderson serves as an Advisory Director. Includes 29,182 shares of Common Stock subject to stock options exercisable within 60 days.

(12)
Shares of Common Stock subject to stock options exercisable within 60 days.

(13)
Mr. Gold serves as an Advisory Director. Includes 24,000 shares of Common Stock subject to stock options exercisable within 60 days.

(14)
Shares of Common Stock subject to stock options exercisable within 60 days.

(15)
Includes 9,750 shares of Common Stock subject to stock options exercisable within 60 days.

(16)
Includes 28,500 shares of Common Stock subject to stock options exercisable within 60 days.

(17)
Includes 35,250 shares of Common Stock subject to stock options exercisable within 60 days.

(18)
Includes 9,750 shares of Common Stock subject to stock options exercisable within 60 days.

(19)
Reflects the information in footnotes (3) through (18) above and includes 22,500 shares of Common Stock subject to stock options and 16,450 shares of Common Stock subject to stock appreciation rights, of which 3,000 shares have a grant price of $18.41, 2,250 shares have a grant price of $25.93, 4,000 shares have a grant price of $35.05, 4,800 shares have a grant price of $30.71 and 2,400 shares have a grant price of $13.65, all exercisable within 60 days, 735 shares of restricted stock and 17,580 restricted stock units subject to a vesting schedule.

(20)
Based on Amendment No. 14 to Schedule 13G filed on February 16, 2010 by FMR LLC ("FMR"), 82 Devonshire Street, Boston, Massachusetts 02109. Amendment No. 14 discloses that FMR has the sole power to vote or direct the vote of 227,540 of the 7,402,111 shares of Common Stock it beneficially owns, and sole power to dispose or to direct the disposition of 7,402,111 shares. Amendment No. 14 additionally discloses that Edward C. Johnson, 3d has sole dispositive power over 7,402,111 shares.

(21)
Based on Amendment No. 1 to Schedule 13G filed on January 8, 2010 by Lord, Abbett & Co. LLC ("Lord Abbett"), 90 Hudson Street, Jersey City, New Jersey 07302. Amendment No. 1 discloses that Lord Abbett has the sole power to vote or direct the vote of 2,864,020 of the 3,099,085 shares of Common Stock it beneficially owns, and sole power to dispose or to direct the disposition of 3,099,085 shares.

(22)
Based on Amendment No. 6 to Schedule 13G filed on January 25, 2010 by Royce & Associates, LLC ("Royce"), 745 Fifth Avenue, New York, New York 10151. Amendment No. 6 discloses that Royce beneficially owns, has the sole power to vote or direct the vote of, and has the sole power to dispose or direct the disposition of 5,472,643 shares of Common Stock.

AMENDMENT AND RESTATEMENT OF THE CURRENT CHARTER
TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS
(Proposal 1)

        On March 24, 2010, the Board of Directors voted to approve, and to recommend to our stockholders that they approve, a proposal to amend and restate the Company's Current Charter to eliminate the classification of the Board of Directors and to provide instead for the annual election of directors. If approved by the Company's stockholders, the certificate of incorporation, as amended and restated (the "Amended Charter"), would provide for the annual election of directors beginning at the Annual Meeting. Under the current classified system, the terms of four directors will expire at the Annual Meeting. As of April     , 2010, each of our directors whose term does not expire at the Annual Meeting has tendered his or her resignation, contingent and effective upon stockholder approval of Proposal 1.

        The fourth paragraph of Article V of the Current Charter currently provides that the Board of Directors be divided into three classes of approximately equal size, composed of directors each serving terms of office of three years, and reads as follows:

          The directors to be elected at the 1998 Annual Meeting of Stockholders shall be divided into three classes as nearly equal in number as possible, and designated as Class I, Class II and Class III. Class I directors shall be elected initially for a term expiring at the 1999 Annual Meeting of Stockholders, Class II directors shall be elected initially for a term expiring at the 2000 Annual Meeting of Stockholders, and Class III directors shall be elected initially for a term expiring at the 2001 Annual Meeting of Stockholders. Members of each class shall hold office until their successors are elected and qualified. At the 1999 Annual Meeting of Stockholders and at each subsequent annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting, to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election, and until their successors are elected and qualified.

        If the proposed measure is approved by our stockholders, the fourth paragraph of Article V will be replaced with the following:

          Commencing with the 2010 Annual Meeting of Stockholders, the directors shall be elected annually for terms expiring at the next succeeding annual meeting. A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office.

        Under Section 141 of the Delaware General Corporation Law (the "DGCL"), the proposed amendment also would have the effect of changing the ability of stockholders to remove directors other than for cause. Currently, under the Company's Bylaws, directors may be removed only with cause, as defined in the Bylaws. As required by Section 141, the Board of Directors has approved changes to the Bylaws, contingent and effective upon approval of Proposal 1, to provide that directors may be removed with or without cause.

        Classified boards provide protection against unwanted takeovers and proxy contests because they make it difficult for a substantial stockholder to gain control of the Board of Directors without the cooperation or approval of incumbent directors. Classified boards also foster continuity and stability, not only on the board but also in the overall business of a company, since a majority of directors will always have prior experience as directors of the company.

        However, classified boards may also reduce the accountability of directors to stockholders as they may limit the ability of stockholders to evaluate and elect each director each year. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

        In deciding to recommend declassification of the Board of Directors, the Board of Directors considered the arguments in favor of and against continuation of a classified Board of Directors structure and determined that it is in the Company's best interests to eliminate its classified Board of Directors as proposed.

        The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the proposal is required for the approval of Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL 1.

ELECTION OF DIRECTORS IF PROPOSAL 1 IS APPROVED
(Proposal 2)

        The Board of Directors currently consists of eleven members and, as described above, is currently classified into three classes. The term of one class of directors expires each year. The terms of four directors will expire at the Annual Meeting. One of these directors, Mr. Tom Kartsotis, our Chairman, is not seeking re-election. As of April     , 2010, each of our directors whose term does not expire at the Annual Meeting has tendered his or her resignation, contingent and effective upon stockholder approval of Proposal 1. Therefore, contingent upon approval of Proposal 1, ten persons have been nominated for election as directors by the Board of Directors to serve for a term of office to expire at the Annual Meeting of Stockholders in 2011, with each to hold office until his or her successor has been duly elected and qualified.

        To be elected as a director, each director nominee must receive a plurality of the votes cast at the Annual Meeting for the election of directors. A description of our policy regarding nominees who receive a Majority Withheld Vote in an uncontested election is set forth under "Quorum and Voting." Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. Each director nominee has expressed his or her intention to serve the entire term.

Directors and Nominees

        The following table and text set forth the name, age and positions of each director nominee:

Name	Age	Position
Elaine Agather	54	Director
Michael W. Barnes	49	Director and President and Chief Operating Officer
Jeffrey N. Boyer	52	Director
Kosta N. Kartsotis	57	Director and Chief Executive Officer
Elysia Holt Ragusa	59	Director
Jal S. Shroff	73	Director
James E. Skinner	56	Director
Michael Steinberg	81	Director
Donald J. Stone	81	Director and Lead Independent Director
James M. Zimmerman	66	Director

        The following sets forth biographical information and the qualifications and skills for each director nominee:

        Elaine Agather was appointed to the Board of Directors on February 8, 2007, effective February 12, 2007. Ms. Agather is currently a member of the Company's Audit Committee and Chairperson of the Compensation Committee. Since 1999, Ms. Agather has served as Chairperson of JP Morgan Chase, Dallas Region. She also has served as South Region Head and Managing Director of JPMorgan Private Bank since 2001. From 1992 until 1999, she served as Chairperson of Texas Commerce Bank in Fort Worth, Texas. Ms. Agather has extensive leadership experience as CEO and Chairperson of large organizations, substantial banking experience and financial acumen developed through her CEO and Chairperson experience.

        Michael W. Barnes has served as President and Chief Operating Officer of the Company since January 1, 2007. Mr. Barnes served as President, International and Special Markets Division from October 2000 to December 2006. Mr. Barnes served as Executive Vice President from 1995 until October 2000 and has been a director of the Company since February 1993. Mr. Barnes has extensive leadership experience in managing major divisions within our Company and currently as President and COO. He has substantial knowledge of the Company and our global operations having served in various management roles since joining the Company in 1985 and on our Board since 1993.

        Jeffrey N. Boyer was appointed to the Board of Directors effective December 20, 2007. Mr. Boyer is currently a member of the Company's Audit Committee and Chairman of the Finance Committee. He has served as Executive Vice President and Chief Financial Officer of 24 Hour Fitness Worldwide, the world's largest privately owned and operated fitness center chain, since April 2008. Mr. Boyer previously served as President and Chief Financial Officer of Michaels Stores, Inc. from March 2006 until March 2008. Mr. Boyer also held the positions of Executive Vice President and Co-President of Michaels Stores, Inc. from January 2003 to March 2006. Prior to joining Michaels, he served as the Executive Vice President and Chief Financial Officer of the Kmart Corporation. From 1996 until 2001, he held multiple positions with Sears, Roebuck & Company, advancing to the post of Senior Vice President and Chief Financial Officer. Mr. Boyer has extensive leadership experience as CFO of large organizations and experience in accounting, finance, capital markets, strategic planning and risk management developed through his CFO and public accounting experience and has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules.

        Kosta N. Kartsotis has served as Chief Executive Officer since October 2000. Mr. Kartsotis also served as President of the Company from December 1991 to December 2006 and as Chief Operating Officer from December 1991 until October 2000. Mr. Kosta Kartsotis joined the Company in 1988. He has been a director of the Company since 1990. Mr. Kartsotis has extensive senior level experience as our CEO, substantial experience in the fashion retailing industry and substantial sales, marketing and merchandising experience. He has deep knowledge of the Company and its businesses, having served on our Board since 1990.

        Elysia Holt Ragusa was appointed to the Board of Directors effective December 20, 2007. Ms. Ragusa is currently a member of the Compensation Committee and Nominating and Corporate Governance Committee. Ms. Ragusa currently serves on the Board of Directors of Texas Capital Bancshares Inc. She has served as Senior Managing Director and International Director for Jones Lang Lasalle since July 2008. Jones Lang Lasalle provides integrated real estate and investment management services to owner, occupier and investor clients worldwide. She previously served as President, Corporate Services-East Staubach Holdings, Inc., and was a member of both the Executive Committee and The Staubach Company's Board of Directors. Ms. Ragusa served as President and Chief Operating Officer of The Staubach Company from July 2001 until June 2007. Jones Lang Lasalle and The Staubach Company merged in 2008. Ms. Ragusa has extensive experience in leading large organization with special skills in operations, marketing, sales and developing people. She also has experience in commercial real estate acquisition and disposition.

        Jal S. Shroff served as Managing Director of Fossil (East) Limited from January 1991 until July 2009 and has been a director of the Company since April 1993. Mr. Shroff has extensive experience in manufacturing and sourcing operations and has a broad knowledge of the Asia-Pacific markets for our products having been based in Hong Kong since 1959. He has deep knowledge of the Company and its businesses, having served on our Board since 1993.

        James E. Skinner was appointed to the Board of Directors effective December 20, 2007. Mr. Skinner is currently the Chairman of the Company's Audit Committee and a member of the Finance Committee. He serves as Executive Vice President and Chief Financial Officer of The Neiman Marcus Group, Inc. From 2001 until October 2007, he held the position of Senior Vice President and Chief Financial Officer of The Neiman Marcus Group, Inc. Mr. Skinner served as Senior Vice President and Chief Financial Officer of CapRock Communications Corp. in 2000. Mr. Skinner has extensive leadership experience as CFO of large organizations and experience in accounting, finance, capital markets, strategic planning and risk management developed through his CFO and public accounting experience and has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules.

        Michael Steinberg has been a director of the Company since March 2000. Mr. Steinberg is currently a member of the Company's Compensation Committee and Nominating and Corporate Governance Committee. Mr. Steinberg served as Chairman and Chief Executive Officer of Macy's West, a Division of Federated Department Stores, Inc., from which he retired in January 2000. Mr. Steinberg has extensive experience in leading a large retail company, and substantial experience in retailing, merchandising and strategic planning. He has deep knowledge of the Company and its businesses, having served on our Board since 2000.

        Donald J. Stone has been a director of the Company since April 1993. Mr. Stone is currently the Chairman of the Company's Nominating and Corporate Governance Committee. Mr. Stone is also currently the Lead Independent Director, having served in that role since May 2007. Mr. Stone served as Vice Chairman of Federated Department Stores until February 1988, at which time he retired. Mr. Stone has extensive experience in leading a large retail company and substantial experience in retailing and strategic planning. He has deep knowledge of the Company and its businesses, having served on our Board since 2000.

        James M. Zimmerman was appointed to the Board of Directors effective September 5, 2007. Mr. Zimmerman is currently a member of the Company's Finance Committee and Nominating and Corporate Governance Committee. Mr. Zimmerman currently serves as a member of the Board of Directors of The Chubb Corporation. Mr. Zimmerman retired from Federated Department Stores in February 2004 after serving for the previous six years as Chairman and Chief Executive Officer, and prior to that as President and Chief Operating Officer beginning in May 1988. He is a former member of the Board of Directors of The Convergys Corporation, The Goodyear Tire and Rubber Company, and the H.J. Heinz Company. Mr. Zimmerman has extensive executive experience in leading a large retail company and strong skills in retail operations, strategic planning and public company executive compensation. He also brings insights to our board from his service on other public company boards.

        Unless otherwise directed in the proxy, if Proposal 1 is approved, it is the intention of the persons named in the proxy to vote the shares represented by such proxy for the election of the director nominees. Each of the director nominees is presently a director of the Company.

        The Board of Directors does not contemplate that any of the above-named director nominees will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for election or refuse to accept election as a director of the Company, then the persons named in the form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be designated by the Board of Directors.

        The following director with a term expiring at the Annual Meeting is not standing for re-election:

        Tom Kartsotis has served as Chairman of the Board since December 1991. Mr. Tom Kartsotis founded the Company in 1984 and served as its President until December 1991 and as Chief Executive Officer until October 2000. He has been a director of the Company since 1984.

        Mr. Tom Kartsotis and Mr. Kosta N. Kartsotis are brothers. There are no other family relationships among any of the director nominees or executive officers of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE ABOVE FOR THE BOARD OF DIRECTORS IF PROPOSAL 1 IS APPROVED.

ELECTION OF DIRECTORS IF PROPOSAL 1 IS NOT APPROVED
(Proposal 3)

        If Proposal 1 is not approved, as described above, the Board will remain classified into three classes with the term of one class of directors expiring each year. The terms of four directors, Ms. Agather and Messrs. Tom Kartsotis, Shroff and Stone, will expire at the Annual Meeting. As described above, Mr. Tom Kartsotis is not seeking re-election. Therefore, if Proposal 1 is not approved, Ms. Agather and Messrs. Shroff and Stone have been nominated for election as directors by the Board of Directors to serve for a term of office to expire at the Annual Meeting of Stockholders in 2013, with each to hold office until his or her successor has been duly elected and qualified. Stockholders will be unable to vote for more than three persons. To be elected as a director, each director nominee must receive a plurality of the votes cast at the Annual Meeting for the election of directors. A description of our policy regarding nominees who receive a Majority Withheld Vote in an uncontested election is set forth under "Quorum and Voting." Information about Ms. Agather and Messrs. Shroff and Stone is set forth under "Election of Directors if Proposal 1 is Approved (Proposal 2)."

        If Proposal 1 is not approved, the terms of Messrs. Barnes, Boyer and Zimmerman and Ms. Ragusa will expire at the 2011 Annual Meeting of Stockholders and the terms of Messrs. Kosta Kartsotis, Skinner, and Steinberg will expire at the 2012 Annual Meeting of Stockholders.

        Unless otherwise directed in the proxy, if Proposal 1 is not approved, it is the intention of the persons named in the proxy to vote the shares represented by such proxy for the election of the director nominees above. Each of the director nominees is presently a director of the Company.

        The Board of Directors does not contemplate that any of the above-named director nominees will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for election or refuse to accept election as a director of the Company, then the persons named in the form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE ABOVE FOR THE BOARD OF DIRECTORS IF PROPOSAL 1 IS NOT APPROVED.

Board Committees and Meetings

        The Board of Directors held four meetings during the fiscal year ended January 2, 2010. During 2009, each director attended 75% or more of the aggregate of the meetings of the Board of Directors and the meetings held by all committees of the Board on which such director served. The Board of Directors strongly encourages that directors make a reasonable effort to attend the Company's Annual Meeting of Stockholders. All of the then current members of the Board of Directors attended the Company's 2009 Annual Meeting of Stockholders.

        The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee. Ms. Agather and Messrs. Boyer and Skinner (Chairman) serve on the Audit Committee; Ms. Agather (Chairperson) and Ms. Ragusa and Mr. Steinberg serve on the Compensation Committee; Messrs. Boyer (Chairman), Skinner and Zimmerman serve on the Finance Committee and Ms. Ragusa and Messrs. Steinberg, Stone (Chairman) and Zimmerman serve on the Nominating and Corporate Governance Committee.

        Audit Committee.    The functions of the Audit Committee are to:

  •
  appoint the Company's independent registered public accounting firm;

  •
  review the plan and scope of any audit of the Company's consolidated financial statements; and

  •
  review the Company's significant accounting policies and other related matters.

        Deloitte & Touche LLP, the Company's principal independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company's independent registered public accounting firm prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls over financial reporting. The Audit Committee has adopted a procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Company's internal audit group reports directly to the Audit Committee on a quarterly basis. The Audit Committee held a total of twelve meetings during the fiscal year ended January 2, 2010.

        All members of the Audit Committee have been determined to be financially literate and to meet the appropriate Nasdaq and SEC standards for independence. See "Director Independence." The Audit Committee includes two independent directors, Messrs. Boyer and Skinner, who have been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules. The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company's web site, www.fossil.com, by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations, or by telephone at (972) 234-2525.

        Compensation Committee.    The functions of the Compensation Committee are to:

  •
  make recommendations to the Board of Directors regarding the compensation of Company executives;

  •
  produce annual reports on executive compensation for inclusion in the Company's proxy statement; and

  •
  oversee and advise the Board of Directors on the adoption of policies that govern the Company's compensation programs, including stock and benefit plans and to administer the 2004 Long-Term Incentive Plan (the "2004 Incentive Plan"), which terminated on May 21, 2008, the 2008 Long-Term Incentive Plan (the "2008 Incentive Plan") and the 2002 Restricted Stock Plan (the "Restricted Stock Plan"), which was terminated on August 29, 2007.

        The Compensation Committee held five meetings during the fiscal year ended January 2, 2010. All members of the Compensation Committee have been determined to meet the appropriate Nasdaq standards for independence. See "Director Independence." Further, each member of the Compensation Committee is a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the Compensation Committee Charter can be obtained free of charge from the Company's web site, www.fossil.com, by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations, or by telephone at (972) 234-2525.

        Finance Committee.    In April 2009, the Board of Directors established the Finance Committee. The functions of the Finance Committee are to oversee all areas of corporate finance for the Company, including capital structure, equity and debt financings, capital expenditures, cash management, banking activities and relationships, investments, foreign exchange activities, and share repurchase activities.

        The specific responsibilities and functions of the Finance Committee are set forth in the Finance Committee Charter. Copies of the charter can be obtained free of charge from the Company's web site, www.fossil.com, by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations, or by telephone at (972) 234-2525.

        The Finance Committee held three meetings during the fiscal year ended January 2, 2010. All members of the Finance Committee have been determined to meet the appropriate Nasdaq standards for independence. See "Director Independence."

        Nominating and Corporate Governance Committee.    The functions of the Nominating and Corporate Governance Committee are to:

  •
  identify qualified individuals for membership on the Board of Directors;

  •
  recommend to the Board of Directors the director nominees for the next annual meeting of stockholders;

  •
  review the Company's corporate governance guidelines on an annual basis and recommend to the Board any changes deemed necessary or desirable; and

  •
  oversee the corporate governance affairs of the Board of Directors and the Company.

        The Nominating and Corporate Governance Committee's role includes periodically reviewing the compensation paid to non-employee directors, and making recommendations to the Board for any adjustments. In addition, the Nominating and Corporate Governance Committee conducts an annual review of the Company's succession plans relating to the Chairman and Chief Executive Officer positions. The Nominating and Corporate Governance Committee regularly reviews the purposes of the Board committees, recommends to the Board of Directors any necessary or desired changes to the purposes of such committees and whether any committees should be created or discontinued.

        The specific responsibilities and functions of the Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee Charter. Copies of the charter can be obtained free of charge from the Company's web site, www.fossil.com, by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations, or by telephone at (972) 234-2525.

        The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended January 2, 2010. All members of the Nominating and Corporate Governance Committee have been determined to meet the appropriate Nasdaq standards for independence. See "Director Independence."

Risk Oversight

        The Board of Directors takes an active role in overseeing management of the Company's risks through its review of risks associated with our operations and strategic initiatives and through each of the Board committees. Our Audit, Compensation, Finance and Nominating and Corporate Governance Committees are comprised solely of independent directors and have responsibility for the review of certain risks as defined in their governing documents. The Audit Committee reviews and discusses with management our major financial risks, including any risk assessment or risk management policies. The Audit Committee receives regular reports regarding enterprise risk from our Internal Audit Department and independent accountants and informs the Board of Directors of such matters through regular committee reports. In addition to receiving regular reports from the Audit Committee concerning our enterprise risk, the Board of Directors also reviews information concerning other risks through regular reports of its other committees, including information regarding financial risk management from the Finance Committee, compensation-related risk from the Compensation Committee and governance-related risk from the Nominating and Corporate Governance Committee.

Report of the Audit Committee

        The following is the report of the Audit Committee with respect to the Company's audited consolidated financial statements for the fiscal year ended January 2, 2010, which includes the consolidated balance sheets of the Company as of January 2, 2010 and January 3, 2009, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended January 2, 2010, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed with the SEC" or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the

Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Review and Discussions with Management

        The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

        The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), "Communication with Audit Committees" that includes, among other items, matters related to the conduct and the results of the audit of the Company's consolidated financial statements.

        The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2010.

AUDIT COMMITTEE Jeffrey N. Boyer Elaine Agather James E. Skinner, Chairman

Corporate Governance

        The Company, with the oversight of the Board of Directors and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. Copies of the Company's Corporate Governance Guidelines can be obtained free of charge from the Company's web site, www.fossil.com, by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations, or by telephone at (972) 234-2525.

Director Independence

        The standards relied upon by the Board of Directors in affirmatively determining whether a director is "independent" in compliance with the rules of Nasdaq are comprised, in part, of those objective standards set forth in the Nasdaq Marketplace Rules, which include the following bright line rules: (a) a director who is or was an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, whether by blood, marriage or adoption, and anyone sharing the director's home) is or was an executive officer of the Company, would not be independent for a period of three years after termination of such relationship; (b) a director who receives, or whose immediate family member receives, from the Company compensation of more than $120,000 within the three years preceding the determination of independence, except for certain permitted payments, would not be independent; (c) a director who is or who has an immediate family member who is, a current partner of the Company's outside auditor or who was, or who has an immediate family member who was, a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years would not be independent; (d) a director who is, or whose immediate family member is, employed as an executive officer of another entity where at any time during the past three years any of the Company's executive officers served on the compensation committee would not be independent; and (e) a director who is, or who has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of any organization that, in the current or any of the past three fiscal years, has made payments to, or received payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $200,000, or 5% of such recipient's consolidated gross revenues, would not be independent.

        The Board of Directors, in applying the above-referenced standards, has affirmatively determined that our current directors Elaine Agather, Jeffrey N. Boyer, Elysia Holt Ragusa, James E. Skinner, Michael Steinberg, Donald J. Stone and James M. Zimmerman are "independent." As part of the Board's process in making such determination, each such director provided written assurances that all of the above-cited objective criteria for independence are satisfied and such director has no other "material relationship" with the Company that could interfere with such director's ability to exercise independent judgment.

Board Leadership Structure

        Currently, Mr. Kosta N. Kartsotis serves as our Chief Executive Officer and a director and Mr. Tom Kartsotis serves as our Chairman of the Board. Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on the day-to-day leadership and performance of the Company, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and oversight of management.

        The Board does not have a policy as to whether the Chairman of the Board should be a non-management director or a member of management. Instead, the Company's Corporate Governance Guidelines allow the Board the flexibility to select the best director to serve as Chairman of the Board at any given time, regardless of whether that director is an independent director or the Chief Executive Officer.

        The Board determined that Mr. Tom Kartsotis' role as a non-management Chairman of the Board was appropriate given his longstanding leadership of the Company as its founder and former President and Chief Executive Officer, while Mr. Kosta N. Kartsotis' role as Chief Executive Officer was appropriate for day-to-day operations of the Company. The Board believes that consistency between day-to-day operations of the Company and the overall management is reached through Mr. Kosta N. Kartsotis' service as the Chief Executive Officer and a director.

        However, no single leadership model is right for all companies. The Board recognizes that depending upon the circumstances other leadership structures, such as combining the positions of Chairman of the Board and Chief Executive Officer, might be appropriate.

        In order to give a significant voice to our non-management directors, our Corporate Governance Guidelines provide that the non-management directors of the Company meet regularly in executive session. In addition, the Company's independent directors held four formal meetings without management during fiscal 2009. Mr. Donald J. Stone acted as Chairman at the meetings of the independent directors.

        The independent members of our Board selected Mr. Stone to serve as Lead Independent Director for a term to expire in May 2010. The Lead Independent Director presides over all executive sessions of the non-management directors and other meetings of the Board in the absence of the Chairman of the Board, serves as the principal liaison to the non-management directors and consults with the Chairman of the Board regarding information to be sent to the Board, meeting agendas and establishing meeting schedules.

        The Board believes the current leadership structure is effective and appropriate, allows for a separation of the executive powers, provides an experienced person with whom the Chief Executive Officer can discuss issues facing the Company, and gives a significant voice to non-management directors. However, the Board will review its leadership structure in light of Mr. Tom Kartsotis' decision to step down from the Board at the Annual Meeting and will determine whether changes to the leadership structure will be in the best interests of the Company and its stockholders going forward.

Director Nomination Policy

        The Company has a standing Nominating and Corporate Governance Committee consisting entirely of independent directors. Each director nominee was recommended to the Board by the Nominating and Corporate Governance Committee for selection.

        The Nominating and Corporate Governance Committee will consider all proposed nominees for the Board of Directors, including those put forward by stockholders. Stockholder nominations should be addressed to the Nominating and Corporate Governance Committee in care of Randy S. Hyne, Vice President, General Counsel and Secretary, at the address appearing on the first page of this proxy statement, in accordance with the provisions of the Company's Bylaws. The Nominating and Corporate Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which the Company operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the Nominating and Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        The Board and the Nominating and Corporate Governance committee aim to assemble a diverse group of Board members and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the Board. The Board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate's range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the Board or one of its committees.

Codes of Business Conduct and Ethics

        The Company has adopted a Code of Conduct and Ethics that applies to directors, officers and other employees of the Company and its subsidiaries. In addition, the Company has adopted a Code of Ethics for Senior Financial Officers, which includes the Company's principal executive officer, principal financial officer, and principal accounting officer. Violations of these codes may be reported to the Audit Committee. Copies of the codes can be obtained free of charge from the Company's web site, www.fossil.com, by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations, or by telephone at (972) 234-2525. The Company intends to post any amendments to, or waivers from, its Code of Conduct and Ethics that apply to its Senior Financial Officers on its web site at www.fossil.com.

Communication with the Board of Directors

        A stockholder who wishes to communicate with the Board of Directors, or specific individual directors, including the non-management directors as a group, may do so by writing to such director or directors in care of Randy S. Hyne, Vice President, General Counsel and Secretary, at the address appearing on the first page of this proxy statement. Communication(s) directed to members of the Board who are employees will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

Executive Officers

        The name, age, current position with the Company, and principal occupation during the last five years of executive officers Messrs. Kosta N. Kartsotis and Michael W. Barnes and the year each first became an executive officer of the Company is set forth above under the caption "Election of Directors if Proposal 1 is Approved—Directors and Nominees," and with respect to each remaining executive officer is set forth in the following table and text:

Name	Age	Position
Livio Galanti	42	Executive Vice President
Mike L. Kovar	48	Executive Vice President, Chief Financial Officer and Treasurer
Jennifer Pritchard	51	President, Retail Division
Mark D. Quick	61	Vice Chairman

        Livio Galanti has served as Executive Vice President since August 2007. Mr. Galanti served as Senior Vice President of Luxury Brands from December 2006 until July 2007. From November 2004 to November 2006, Mr. Galanti served as Senior Vice President of the Sports Division. Prior to joining the Company, Mr. Galanti served for three years as General Manager and joint venture partner in Timex Group Italia, a watch distribution, design and development company.

        Mike L. Kovar has served as Executive Vice President, Chief Financial Officer and Treasurer since March 2008 and served as Senior Vice President, Chief Financial Officer and Treasurer since October 2000. Mr. Kovar served as Senior Vice President, Finance from March 2000 until October 2000. From November 1997 until March 2000, Mr. Kovar served as Vice President and Chief Financial Officer for BearCom Group, Inc., a wholesaler of two-way radios, and as Controller from July 1996 to November 1997.

        Jennifer Pritchard has served as President, Retail Division since September 2006. From January 2004 until March 2006 she served as President of Arden B., a division of Wet Seal, Inc., a specialty retailer of apparel and accessory items. Prior to that, from October 2002 until January 2004, Ms. Pritchard served as President of Zutopia, another division of Wet Seal, and from April 2001 until October 2002, she served as Executive Vice President Product Development and Marketing of Tex 38, LLC, a Hong-Kong based design and production company.

        Mark D. Quick has served as Vice Chairman of the Company since January 1, 2007. Mr. Quick served as President, Fashion Accessories from October 2000 until December 2006 and President, Stores Division from March 2003 until September 2006. Mr. Quick served as Executive Vice President from March 1997 until October 2000. From November 1995 until March 1997, he served as Senior Vice President—Accessories.

 FISCAL 2009 DIRECTOR COMPENSATION TABLE

        The following table provides information regarding director compensation during fiscal year 2009.

Name(1)(2)(3)(4)	Fees Earned or Paid in Cash ($)(5)(6)	Total ($)
Elaine Agather	70,628	70,628
Kenneth W. Anderson	30,834	30,834
Jeffrey N. Boyer	64,392	64,392
Alan J. Gold	22,806	22,806
Elysia Holt Ragusa	50,764	50,764
James E. Skinner	71,558	71,558
Michael Steinberg	54,338	54,338
Donald J. Stone	57,816	57,816
James M. Zimmerman	53,802	53,802

(1)
Messrs. Kosta Kartsotis and Barnes were directors and Named Executive Officers during 2009. As such, information about their compensation is listed in the Fiscal 2009, 2008 and 2007 Summary Compensation Table below. Messrs. Kosta Kartsotis and Barnes did not receive any additional compensation for services as directors.

(2)
Messrs. Tom Kartsotis and Shroff were directors and officers during 2009. Messrs. Tom Kartsotis and Shroff did not receive any additional compensation for services as directors.

(3)
Our directors' outstanding option awards as of fiscal year end 2009 are as follows: Ms. Agather—12,500; Mr. Anderson—39,932; Mr. Boyer—15,000; Mr. Gold—28,000; Ms. Ragusa—15,000; Mr. Skinner—15,000; Mr. Steinberg—32,500; Mr. Stone—39,250; and Mr. Zimmerman—15,000.

(4)
Messrs. Anderson and Gold did not stand for re-election at the Company's Annual Stockholder Meeting held on May 20, 2009. On such date they became advisory directors of the Company, for which they received no compensation during fiscal year 2009.

(5)
Includes retainer fees and fees earned for attendance at Board meetings and committee meetings.

(6)
The following amounts included in the fees listed were earned in fiscal 2009, but not paid until fiscal 2010: Ms. Agather—$3,719; Mr. Boyer—$3,719; Ms. Ragusa—$3,719; Mr. Skinner—$3,719; Mr. Steinberg—$3,719; Mr. Stone—$2,557; and Mr. Zimmerman—$3,719.

Director Compensation

        Cash Compensation.    Prior to April 1, 2009, non-employee directors received the cash compensation set forth below. On April 1, 2009, the fees below were reduced by 7%. This affected the meeting fees but not the annual retainers, which had already been paid. For 2010, the annual retainers are being paid quarterly in arrears at the 7% reduced rate as well.

  •
  For service on the Board of Directors, each non-employee director received an annual retainer of $40,000, a fee of $1,500 for each in-person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour.

  •
  For service on the Audit Committee, the chairman received an additional annual retainer of $20,000 and each other member received an additional annual retainer of $2,500. Each Audit

    Committee member also received a fee of $1,250 for each in-person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour.

  •
  For service on the Compensation Committee, the chairperson received an additional annual retainer of $10,000, and each Compensation Committee member also received a fee of $1,250 for each in-person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour.

  •
  For service on the Nominating and Corporate Governance Committee, the chairman received an additional annual retainer of $7,500, and each Nominating and Corporate Governance Committee member also received a fee of $1,250 for each in person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour.

        The Finance Committee was formed on April 1, 2009. For service on the Finance Committee, the chairman receives an additional annual retainer of $6,975, and each Finance Committee member also receives a fee of $1,162 for each in person meeting, and a fee of $930 for each telephonic meeting in excess of one hour.

        The Company also reimbursed its directors for ordinary and necessary travel expenses incurred in attending such meetings. Payment is made for each committee meeting attended even if a non-employee director attends more than one committee meeting on the same day.

        Nonemployee Director Stock Option Plan.    The non-employee directors hold certain stock options awarded pursuant to the Company's 1993 Nonemployee Director Stock Option Plan (the "Nonemployee Director Plan").

        Options granted pursuant to the Nonemployee Director Plan become exercisable (i) with respect to 50% of the total number of shares subject thereto, on the first anniversary of the date of grant and (ii) with respect to the remaining shares subject thereto, in installments of 25% of such shares on the second and third anniversaries of the date of grant. The exercise price of options granted pursuant to the Nonemployee Director Plan is the fair market value of the Common Stock on the date of grant. Such exercise price must be paid in full in cash at the time an option is exercised. Options granted under the Nonemployee Director Plan expire on the earliest of (i) ten years from the date of grant, (ii) one year after the optionee ceases to be a director by reason of death or (iii) three months after the optionee ceases to be a director for any reason other than death.

        The Nonemployee Director Plan provides that the Board of Directors may make certain adjustments to the exercise price and number of shares subject to options granted thereunder in the event of a stock split, stock dividend, combination, reclassification or certain other corporate transactions. Subject to certain limitations, the Board of Directors is authorized to amend the Nonemployee Director Plan as it deems necessary, but no amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent. The Compensation Committee of the Board of Directors is not responsible for the administration of the Nonemployee Director Plan.

        The Board of Directors and the stockholders of the Company approved the Nonemployee Director Plan. On May 21, 2008, upon stockholder approval of the 2008 Incentive Plan, the Non-Employee Director Plan was terminated. The terms of the Non-Employee Director Plan will continue to govern grants made under such plan prior to its termination.

        2008 Incentive Plan.    Pursuant to the 2008 Incentive Plan as initially adopted, each outside director of the Company who did not elect to decline to participate in the 2008 Incentive Plan was automatically granted non-qualified stock options as follows: (1) each individual who first became an outside director would have automatically been granted a one-time grant of non-qualified stock options to purchase 5,000 shares of Common Stock; and (2) on January 1st of each year (other than the calendar year in which the individual first becomes an outside director), each outside director was automatically granted non-qualified stock options to purchase 6,000 shares of Common Stock, so long as such outside director had continuously served as a director of the Company at all times prior to such date of grant and after his or her appointment as an outside director. Notwithstanding the foregoing, any automatic outside director grants were permitted to be made only if the number of shares subject to future grants was sufficient to make all automatic grants required to be made on such date of grant.

        Non-qualified stock options granted to outside directors vest and become exercisable as follows: (i) 50% of the total number of shares of Common Stock subject to a non-qualified stock option vest and become exercisable on the first anniversary of the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date; (ii) an additional 25% of the total number of shares of Common Stock subject to a non-qualified stock option vest and become exercisable on the second anniversary of the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date; and (iii) the remaining 25% of the total number of shares of Common Stock subject to a non-qualified stock option vest and become exercisable on the third anniversary of the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date. Notwithstanding the foregoing, in the event of an outside director's termination of service due to his or her death, all unvested non-qualified stock options will immediately become 100% vested and exercisable.

        Based upon the recommendation of Frederic W. Cooke & Co, Inc. (see "2010 Compensation" under Compensation Discussion and Analysis), effective January 1, 2010, the Board of Directors terminated grants of non-qualified stock options. Effective January 1, 2010, each outside director of the Company who does not elect to decline to participate in the 2008 Incentive Plan is automatically granted restricted stock units as follows: (1) on the date of the annual stockholders meeting, each outside director is automatically granted restricted stock units with a fair market value of $100,000, which restricted stock units will vest 100% on the earlier of (i) the date of the next annual stockholders meeting or (ii) one year from the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date; and (2) each individual who first becomes an outside director is automatically granted a one-time grant, effective as of the date of appointment, equal to the grant he or she would have received if he or she had been elected at the previous annual stockholders meeting, pro-rated based on the number of days such director will actually serve before the one-year anniversary of such previous annual stockholders meeting, which restricted stock units will vest 100% one year from the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date. Notwithstanding the foregoing, in the event of an outside director's termination of service due to his or her death, all unvested restricted stock units will immediately become 100% vested.

        No grants were made under the 2008 Incentive Plan during fiscal 2009 because no new outside directors were elected (so no one-time grants were made) and on January 1, 2010, the date on which awards would have been granted under the terms of the 2008 Incentive Plan as originally adopted, the changes described in the paragraph above became effective (so no annual grant will be made until the date of the Annual Meeting, which falls in fiscal 2010).

 COMPENSATION DISCUSSION AND ANALYSIS

        This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers as of January 2, 2010. These individuals are referred to as the "Named Executive Officers" in this proxy statement.

Compensation Program

Compensation Program Objectives and Philosophy

        Our compensation objectives are to maintain competitive pay practices that will enable us to attract, retain and reward executives who are capable of leading us in achieving our strategic business objectives. To meet these goals, we use base salary, performance-based short-term incentive compensation and long-term equity-based incentive awards. We believe this mix of short-term and long-term compensation rewards and reinforces the value added contributions and attainment of performance objectives that aid us in our efforts to meet our profitability goals and create stockholder value. A significant portion of senior management's compensation is equity-based compensation to emphasize the link between executive compensation and the creation of stockholder value as measured by the equity markets.

        We utilize external benchmarking data and comparable peer groups to establish competitive total compensation pay practices that are appropriate for our industry. We evaluate employees' compensation on an annual basis and make changes accordingly. We also take into consideration current economic conditions and our financial projections. We target overall compensation to be at the 50th percentile of the companies that we believe comprise our industry peer group and with whom we believe we principally compete for executive officer candidates.

        Although portions of our compensation program are performance-based, we do not believe that our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

Overview of Compensation Program Design

        Our compensation program is designed to achieve our objectives of attracting, retaining and motivating employees and rewarding them for achievements that we believe will bring us success and create stockholder value. These programs are designed to be competitive with the companies in the industry in which we must compete for talent. A significant portion of the compensation for our Named Executive Officers includes annual long-term equity awards that have extended vesting periods. The purpose of these awards is to serve as both a retention tool and incentive mechanism that will encourage recipients to remain with us and create value for both the award recipient and our stockholders.

        In the first quarter of fiscal 2009, our Compensation Committee considered the following factors in establishing the compensation of our Named Executive Officers for fiscal 2009:

  •
  Our overall operating performance during 2008 and the achievements of the Named Executive Officers with respect to: (a) their contribution to our overall performance; (b) results of each division and whether such division achieved its sales and/or expense goals; and (c) results in relation to the budget for each division.

  •
  Individual performance appraisals of the Named Executive Officers and their contributions toward our performance goals and other objectives as established by the Chief Executive Officer ("CEO") and the Compensation Committee, including a subjective evaluation of each Named Executive Officer's: (a) vision and strategic direction with respect to his individual business responsibilities; (b) ability to inspire and influence others; (c) development of subordinates;

    (d) execution of assigned tasks; and (e) ability to perform above and beyond the required scope and responsibilities of his enumerated role.

  •
  The compensation packages for executives who have similar positions and levels of responsibility at other companies in our industry peer group and relevant market benchmarking data.

Compensation Decision-Making

The Compensation Committee

        The Compensation Committee is appointed by the Board to exercise the Board's authority concerning compensation of the executive management team, and non-employee directors and the administration of the stock-based and incentive compensation plans of the Company. The Compensation Committee typically meets in separate sessions at least on a quarterly basis. In addition, the Compensation Committee sometimes schedules special meetings or non-meeting "work sessions," either by telephone or in person, as necessary to fulfill its duties. Meeting agendas are established by the chairperson after consultation with other members of the Compensation Committee and Mr. Kosta N. Kartsotis, our CEO. The current members of the Compensation Committee are Ms. Agather, who serves as chairperson, Ms. Ragusa and Mr. Steinberg. Each of these Compensation Committee members served on the Compensation Committee during all of fiscal 2009.

        The Compensation Committee's full responsibilities with respect to our compensation practices are set forth in its charter and described in more detail above under "Board Committees and Meetings—Compensation Committee."

Role of Executives in Establishing Compensation

        Our CEO, our Chairman, Mr. Tom Kartsotis, other members of management (particularly the Vice President of Human Resources), and Compensation Committee members regularly discuss our compensation issues and the performance and retention of our Named Executive Officers. Messrs. Kosta N. Kartsotis and Tom Kartsotis, in connection with the Vice President of Human Resources, typically recommend to the Compensation Committee the annual base salary, bonus and equity awards (if any) for the other members of the executive management team, for the Compensation Committee's review, modification and approval.

        The Compensation Committee would typically establish the base salary, bonus and equity incentive awards for the CEO, Mr. Kosta N. Kartsotis. However, Mr. Kosta N. Kartsotis again refused all forms of compensation for fiscal 2009. Mr. Kosta N. Kartsotis is one of the initial investors in our Company and expressed his belief that his primary compensation is met by continuing to drive stock price growth.

        Certain members of the executive management team and other employees regularly attend portions of Compensation Committee meetings in order to provide information and recommendations to the Compensation Committee as requested, although the Compensation Committee meets in executive session with only Compensation Committee members present when it deems appropriate. The CEO attended a portion of all of the Compensation Committee's formal meetings during fiscal 2009. Our Chairman regularly attends Compensation Committee meetings as well.

Use of Performance Rating

        Each Named Executive Officer's performance is evaluated annually in a performance review. The performance review leads to a performance rating, determined on the basis of both business metrics, which are quantitative measures of our performance and positioning, and position competencies, which are qualitative measures of individual performance and talent. Some of the business metrics include net sales, operating expense leverage, operating income, and gross margin. Some of the position competencies that are evaluated for each executive include setting direction and vision for the organization, cultivating corporate culture, managing resources, driving execution, decision making, leading communications, inspiring creativity and change, resolving conflict and collaborating, identifying and maximizing talent, coaching and developing, scorekeeping, and teambuilding. The overall performance review rating is used in determining base salary increases, short-term incentive payouts and the size of any equity grants.

Use of Industry Comparative Data

        We operate in a highly competitive sector in which retention of qualified personnel is critical to operating a successful business. As a result, we gather as much information as possible about the total compensation levels and practices at other companies in our industry peer group. Determining the relevant companies to use for such comparative purposes is a complex task. Some of our competitors are not public, and it is difficult to obtain relevant information about the specific executive positions comparable to those of our executives. With the help of the Human Resources Department, the Compensation Committee has developed a peer group of companies that it reviews. The Compensation Committee reviews the group and makes any necessary adjustments annually. The peer group is comprised such that the median revenue size of the peer group is at or close to our annual revenue. The peer group used in fiscal 2009 contained the following 18 companies:

Aeropostale, Inc.	Kenneth Cole	Quicksilver, Inc.
American Eagle	Liz Claiborne, Inc.	Timberland Co.
Chicos FAS Inc.	Macy's	Urban Outfitters Inc.
Coach Inc.	Movado Group	Warnaco
Guess, Inc.	New York & Company Inc.	Wolverine World Wide
J. Crew	Polo Ralph Lauren	Zales Corp.

        The Human Resources Department obtains relevant data for each company from that company's most recent proxy statement and other SEC filings, or as otherwise available. In addition, the Human Resources Department participates and utilizes executive compensation surveys to benchmark comparable positions.

        The data reviewed by the Compensation Committee in setting fiscal 2009 compensation included compensation information for each of the named executive officers identified by each company as well as each company's financial performance data. From this company-specific information as well as the surveys reviewed, our head of Human Resources presented the data by compensation element. This data provided visibility into how the compensation of each of our Named Executive Officers compared to his peer group counterpart with respect to each compensation component and total compensation. The Compensation Committee evaluated base salaries, target bonuses, actual bonuses, stock option awards, restricted stock awards, and any other equity or incentive programs for which we could obtain data.

Other Compensation Policies

        Consistent with our compensation philosophies described above, our goal for fiscal 2009 was to provide each Named Executive Officer with an executive compensation program that was appropriate to our business, as well as competitive with the compensation paid to comparable executives in our industry peer group.

        Historically, there has not been a pre-established policy or target for the allocation between either cash and non-cash or short and long-term incentive compensation. The CEO and Chairman review information, surveys and other information considered relevant, which may, but in fiscal 2009 did not, include information from consultants, to determine the appropriate level and mix of incentive compensation for each Named Executive Officer and make recommendations to the Compensation Committee, which also has access to the background material reviewed by the CEO and Chairman. The portion of an executive's total compensation that is contingent upon our performance tends to increase commensurate with the executive's position within our Company. This approach is designed to provide more upside potential and downside risk for those senior positions.

        We attempt to ensure that both cash and equity components of total compensation are tax deductible, to the maximum extent possible and applicable, by the use of stockholder-approved plans that are intended to comply, to the extent practicable, with Section 162(m) of the Code. Historically, our cash-based incentive plan has not been stockholder approved and therefore would not comply with Section 162(m). For 2010, upon recommendation of the Compensation Committee, the Board of Directors has adopted, subject to stockholder approval, the Fossil, Inc. 2010 Cash Incentive Plan. Information regarding the 2010 Cash Incentive Plan is set forth under "Approval of the Fossil, Inc. 2010 Cash Incentive Plan (Proposal 4)."

        For fiscal 2009, our compensation program was structured to provide each Named Executive Officer with the opportunity to earn, through a combination of base salary and bonus target awards, total cash compensation close to the 50th percentile of our industry peer group. We also attempted to ensure that a substantial amount of each Named Executive Officer's total compensation was performance-based, was linked to our operating performance, and over the executive's tenure, derived its value from the market price of our Common Stock.

        As discussed in more detail below under "Annual Cash Incentive Opportunities," our bonus target was a percentage of the Named Executive Officer's base salary, and each Named Executive Officer was eligible to earn a bonus if he or she satisfied certain bonus criteria. The higher the level of performance of the executive, the greater the percentage of base salary the executive could earn as potential total performance-based cash compensation. For fiscal 2009, each of our Named Executive Officers received an "exceeds expectations" performance rating. As a result, the performance-based cash compensation paid was 50% of base salary for each of the Named Executive Officers.

        In 2009, the Compensation Committee again discussed stock ownership guidelines. However, several of our Named Executive Officers have been with us for a number of years and already have a significant portion of their financial net worth tied to the performance of our stock. Therefore, the Compensation Committee decided against instituting any stock ownership guidelines in 2009.

Elements of Compensation

        During fiscal 2009, our Named Executive Officer compensation program included four components: (a) a base salary; (b) a performance-based short-term cash bonus program; (c) the grant of long-term equity incentives in the form of stock settled stock appreciation rights and restricted stock units; and (d) other compensation and employee benefits generally available to all of our employees, such as health insurance, group life and disability insurance and participation in our 401(k) plan.

Base Salaries

        Annually, the CEO reviews and recommends to the Compensation Committee individual salaries for the Named Executive Officers (other than the CEO). In reviewing the CEO's recommendations and determining individual salaries, the Compensation Committee considers the scope of job responsibilities, individual performance and contributions, as well as our overall performance and annual budget guidelines for merit increases. The Compensation Committee's objective is to deliver base compensation levels for each Named Executive Officer at or near the median for the comparable position within the peer group based upon market data. However, salaries may be set higher when considered necessary to attract or retain key executives. Base salaries are reviewed annually and adjustments are based on both financial and non-financial results. Typically, adjustments to salaries are made in the first quarter of each year during our performance review process. Due to the economic conditions in place in the first quarter of fiscal 2009, we suspended merit increases for all of our domestic employees and all of our executive officers, including our Named Executive Officers, who took a 7% pay cut, and our senior vice presidents who took a 5% pay cut, effective April 1, 2009.

Annual Cash Incentive Opportunities

        We have a performance-based annual cash incentive plan to motivate key employees to focus on our operating income. The annual cash incentive plan links cash incentive awards to achievement of pre-established performance goals. For fiscal 2009, the award opportunities were determined based upon two performance-based measures: (i) the Named Executive Officer's overall performance rating, and (ii) achievement of our operating income targets. The same criteria were used for all other employees eligible to participate in the incentive plan.

        Operating income targets are pre-approved by the Compensation Committee in our first fiscal quarter and include a threshold for initial payout, midpoint and maximum payment targets. The Compensation Committee reviews the performance rating of each Named Executive Officer. Based on the performance rating, for fiscal 2009 the eligibility of our Named Executive Officers for payout under the plan ranged from 0% of base salary for a "needs improvement" performance rating to 65% of base salary for an "outstanding" performance rating. Once the performance rating is determined, the actual cash incentive amounts are paid based on the extent to which the operating income targets are achieved. For example, if one of our Named Executive Officers received an "outstanding" performance rating, he or she would be eligible for a cash incentive award equal to 65% of base salary, but would only be paid 50% of the award if we achieved operating income levels at the 50% payout level. Cash incentive awards are paid only if our operating income threshold is achieved and the employee's performance rating is at least a "meets expectations." In fiscal 2008, our operating income was below the threshold plan target. Therefore, no bonuses were paid under the cash incentive plan in 2009. In fiscal 2009, we exceeded our maximum operating income target. Therefore, 100% of each Named Executive Officer's eligible bonus amount based on their performance rating was paid in 2010.

        For fiscal 2009, the operating income target thresholds for a payout (10% award), midpoint (50% award) and maximum (100% award) were $158 million, $168 million and $182 million, respectively. No award would have been paid unless, at a minimum, the 10% threshold was met. At the time it set the operating income target levels, the Compensation Committee also set a scale of percentage award amounts, so that if we had achieved operating income between the threshold and midpoint or the midpoint and maximum, the award percentage would have been proportionately adjusted.

        Although we achieved the maximum payout target in 2009, we believe that the operating income targets set each year are challenging, reflect desired above-market performance and typically would not be achieved at the maximum level without exceptional performance. The Compensation Committee recognizes that the likelihood of achievement in any given year may be different, and believes that the payout should be appropriate for the performance, regardless of how often it may happen. As a result of the economic conditions during the first quarter of 2009, it was challenging for the Compensation Committee to set the operating income targets, and the targets were set based on the Compensation Committee's best prediction of where the economy would be for the year and, in light of the economic conditions, what performance level was likely for us. Ultimately, we exceeded the maximum payout threshold for fiscal 2009 in part due to our record net sales and earnings during our fiscal fourth quarter.

        The Compensation Committee approves the specific payments to the Named Executive Officers under the annual cash incentive plan. Additionally, the Compensation Committee retains discretion to recommend additional discretionary bonuses during the year based on factors such as promotions and business segment, department or individual performance. No discretionary bonuses were paid to any of the Named Executive Officers in fiscal 2009.

        The bonus structure is consistent with our philosophy that a substantial portion of compensation should be tied to Company and individual performance.

Retention and Incentive Equity Awards

        We believe that substantial equity ownership and equity awards encourage management to take actions favorable to the medium and long-term interests of the Company and its stockholders and align their interests with the interests of the Company and its stockholders. We believe that including equity awards in the compensation program serves our longer term goals, including management retention, because the value of equity, whether in the form of stock options, stock appreciation rights, restricted stock, or restricted stock units, is realized over several years. Accordingly, equity-based compensation constitutes a significant portion of the overall compensation of the Named Executive Officers.

        The CEO recommends to the Compensation Committee the equity incentive awards for the Named Executive Officers (other than the CEO). The CEO bases his award grant recommendations for Named Executive Officers each year on a number of factors, including each Named Executive Officer's role, responsibilities and contributions to our business. In recommending the size, frequency and type of long-term incentive grants, the CEO may also take into account tax implications to the individual and to the Company as well as the expected accounting impact and dilution effects. The Compensation Committee makes the ultimate determination regarding these grants.

        For fiscal 2009, we granted to the Named Executive Officers (other than Mr. Kosta N. Kartsotis) a combination of restricted stock units and stock appreciation rights both of which vest 20% each year over five years. Stock appreciation rights are made at a specified strike price set forth in the applicable award agreement, which is generally the mean of the highest and lowest sales price of our Common Stock on the date of grant of the award or on the last preceding trading date if no sales are made on the date of grant.

        As described under "Post-Termination Compensation," awards under our 2008 Incentive Plan and 2004 Incentive Plan are subject to either optional vesting in the discretion of the Compensation Committee or immediate vesting following a "change in control." The events used to define "change in control" under these agreements were chosen because each reflects a circumstance in which, through a party's acquisition of a significant voting block, a shift in the control of the majority of the Board of Directors, or a corporate transaction, a person or group would be expected to obtain control or effective control over our policies and direction. In those circumstances, the Compensation Committee believes it may be appropriate to provide management the benefit of the awards that have been conveyed prior to such event and to waive the service and other conditions applicable to management's rights to such awards, because such change could reasonably be expected to materially alter our policies and objectives, and/or result in a material change in the composition of management.

Employee Benefits

        Benefit programs are generally egalitarian. Our qualified defined contribution 401(k) plan is available to employees in the United States. Our Named Executive Officers may also participate in a deferred compensation plan. None of our Named Executive Officers contributed to this plan in fiscal 2009. Effective March 9, 2009, due to the economic conditions in place in the first quarter of fiscal 2009, we suspended all 401(k) matching. Effective January 3, 2010, we reinstated all 401(k) matching. Our Named Executive Officers do not receive perquisites. Named Executive Officers receive discounts on Fossil products, as do all employees.

2010 Compensation

        In late 2009, the Compensation Committee engaged Frederic W. Cooke & Co, Inc. ("FWC") to assist the Compensation Committee and management in reviewing and determining appropriate, competitive compensation for our executive officers for 2010. FWC also reviewed the design and competitiveness of the Company's non-employee director compensation program. FWC did not provide any other services to the Company in 2009.

        As described above, we aim to set compensation in such a manner as to provide each Named Executive Officer with the opportunity to earn, through a combination of base salary and bonus target awards, total cash compensation close to the 50th percentile of our industry peer group. Based on the data reviewed and presented to the Compensation Committee by FWC, the Compensation Committee determined that our Named Executive Officer compensation was below this level. FWC recommended to our Compensation Committee, based on an analysis of our peer group companies and comparative, competitive compensation packages, (i) base pay increases of approximately 5.9% to 10.6% for our Named Executive Officers, (ii) certain changes to our performance-based annual cash incentive plan for fiscal 2010, (iii) reducing the vesting period for grants from five years to three years and (iv) awarding value-based equity grants instead of share-denominated equity grants. The Compensation Committee implemented each of these changes for fiscal 2010. Our performance-based annual cash incentive plan for fiscal 2010 is the same as fiscal 2009, except the operating income targets have been revised upwards based on our financial projections for fiscal 2010. In addition, based upon FWC's recommendations, for fiscal 2010, the percentage of base pay that may be earned by our Named Executive Officers was also increased. For our President and COO, the maximum percentage of base pay that may be earned under our performance-based cash incentive plan in fiscal 2010 increased from 65% to 125%. For our other executive officers, the maximum percentage increased from 65% to 100%. The purpose of this increase was to increase overall potential compensation but to tie such increase to Company and individual performance, and make performance-based compensation a greater percentage of the potential compensation our executive officers may earn.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement.

COMPENSATION COMMITTEE Elaine Agather, Chairperson Elysia Holt Ragusa Michael Steinberg

Compensation Committee Interlocks and Insider Participation

        During 2009, the Compensation Committee was comprised of Mses. Agather (Chairperson) and Ragusa and Mr. Steinberg. Mr. Gold served on the Compensation Committee until his term as a director expired at the Annual Meeting of Stockholders in May 2009. During 2009, no member of the Compensation Committee was or had been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

 FISCAL 2009, 2008 AND 2007 SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation earned by or paid to our Named Executive Officers during fiscal 2009, 2008 and 2007. The Named Executive Officers are our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2009.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
Kosta N. Kartsotis	2009	-0-	(5)	-0-	-0-	-0-	-0-	-0-	-0-		-0-
Chief Executive Officer	2008	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-
and Director	2007	-0-		-0-	-0-	-0-	-0-	-0-	4,266		4,266
Mike L. Kovar	2009	313,938		-0-	34,025	42,160	-0-	9,404	1,022		400,549
Executive Vice	2008	318,038		63,000	214,970	288,689	94,500	(20,435)	4,870		963,632
President, Chief	2007	304,231		130,000	156,200	145,534	8,085	227	99,552	(6)	843,829
Financial Officer and
Treasurer
Michael W. Barnes	2009	614,125		-0-	326,640	351,330	-0-	25,614	113,338	(7)	1,431,046
President and Chief	2008	629,808		-0-	921,300	1,202,873	300,000	(57,641)	4,639		3,000,979
Operating Officer and	2007	597,019		-0-	913,580	1,178,321	48,950	9,395	360,008	(8)	3,107,273
Director
Jennifer L. Pritchard	2009	415,037		-0-	122,490	168,638	-0-	-0-	414		706,579
President, Retail	2008	425,154		-0-	230,325	240,575	115,000	-0-	414		1,011,468
Division	2007	441,154		112,000	156,200	109,151	-0-	-0-	7,924		826,429
Mark D. Quick	2009	510,196		-0-	244,980	210,798	-0-	-0-	5,027		971,001
Vice Chairman	2008	536,923		-0-	552,780	481,149	260,000	-0-	3,450		1,834,302
	2007	517,981		-0-	675,470	807,462	45,650	-0-	407,477	(9)	2,454,040

(1)
Discretionary bonuses not made pursuant to any bonus plan.

(2)
Consists of awards of restricted stock units granted pursuant to the 2004 Incentive Plan and the 2008 Incentive Plan. All awards vest in equal 20% installments over 5 years. The amounts shown were not actually paid to the Named Executive Officers. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of the restricted stock units awarded to each of them in 2007, 2008 and 2009. These values were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). See Note 13, Stockholders' Equity and Benefit Plans in the section entitled "Stock options and stock appreciation rights" in the "Notes to Consolidated Financial Statements" in the Annual Report on Form 10-K for 2009 for the assumptions made in determining the aggregate grant date fair value of these awards. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

(3)
Consists of awards of stock appreciation rights granted pursuant to the 2004 Incentive Plan and the 2008 Incentive Plan. The amounts shown were not actually paid to the Named Executive Officers. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of the options awarded to each of them in 2007, 2008 and 2009. These values were determined in accordance with FASB ASC Topic 718. See Note 13, Stockholders' Equity and Benefit Plans in the section entitled "Stock options and stock appreciation rights" in the "Notes to Consolidated Financial Statements" in the Annual Report on Form 10-K for 2009 for the assumptions made in determining the aggregate grant date fair value of these awards. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

(4)
Represents earnings or losses on balances under the Second Amended and Restated Fossil, Inc. and Affiliates Deferred Compensation Plan. For a description of the plan, see "Deferred Compensation Plan."

(5)
Mr. Kartsotis refused all forms of compensation for fiscal years 2007, 2008 and 2009. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met by continuing to drive stock price growth.

(6)
Includes $89,602 paid pursuant to a letter agreement amending certain outstanding stock options between Mr. Kovar and the Company, dated December 2006, and $9,950 paid in insurance and 401(k) matches.

(7)
Includes $100,777 for federal taxes and $11,291 for Medicare tax paid by the Company to the Internal Revenue Service as part of a Voluntary Correction Program pertaining to certain 2004 stock option exercises being reclassified from incentive stock options to non-qualified stock options and $1,270 paid in insurance and 401(k) matches.

(8)
Includes $348,285 paid pursuant to a letter agreement amending certain outstanding stock options between Mr. Barnes and the Company, dated December 2006, and $11,723 paid in insurance and 401(k) matches.

(9)
Includes $396,711 paid pursuant to a letter agreement amending certain outstanding stock options between Mr. Quick and the Company, dated December 2006, and $10,766 paid in insurance and 401(k) matches.

FISCAL 2009 GRANTS OF PLAN-BASED AWARDS TABLE

        The following table provides information regarding plan-based awards granted during fiscal year 2009 to the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
									Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold(2) ($)	Target(3) ($)	Maximum(4) ($)
Kosta N. Kartsotis(5)	N/A	N/A	N/A	N/A	-0-		-0-		N/A	N/A
Mike L. Kovar		7,905	79,050	205,530
	3/15/09				2,500	(6)				34,025
	3/15/09						6,000	(7)	13.65	42,160
Michael W. Barnes		15,113	151,125	392,925
	3/15/09				24,000	(6)				326,640
	3/15/09						50,000	(7)	13.65	351,330
Jennifer L. Pritchard		10,928	109,275	284,115
	3/15/09				9,000	(6)				122,490
	3/15/09						24,000	(7)	13.65	168,638
Mark D. Quick		12,555	125,550	326,430
	3/15/09				18,000	(5)				244,980
	3/15/09						30,000	(6)	13.65	210,798

(1)
These amounts reflect potential payments under the annual cash incentive plan.

(2)
Threshold payments assume that the executive received a "meets expectations" performance rating and the Company achieved operating income levels at the first payout level. Cash incentive awards are paid if the operating income thresholds are at least at the first payout level and the executive's performance rating is a "meets expectations," "exceeds expectations" or "outstanding." We consider "meets expectations" to be the threshold performance rating.

(3)
Target payments assume that the executive received an "exceeds expectations" performance rating and the Company achieved operating income levels at the midpoint target level. We consider "exceeds expectations" to be the target performance rating.

(4)
Maximum payments assume that the executive received an "outstanding" performance rating and the Company achieved operating income levels at the total payout level. We consider "outstanding" to be the maximum performance rating.

(5)
Mr. Kartsotis refused all forms of compensation for fiscal years 2007, 2008 and 2009. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met by continuing to drive stock price growth.

(6)
Consists of restricted stock units awarded pursuant to the 2008 Incentive Plan. All awards vest in equal 20% installments over 5 years.

(7)
Consists of stock appreciation rights awarded pursuant to the 2008 Incentive Plan. All awards vest in equal 20% installments over 5 years.

Perquisites

        The Named Executive Officers do not receive any perquisites or personal benefits.

Employment Agreements

        We are not a party to any currently effective employment agreement with any of our Named Executive Officers. We believe that employment agreements are not currently necessary in order to attract and retain talented personnel. However, due to the ever-changing marketplace in which we compete for talent, this practice is regularly reviewed by the Compensation Committee to help ensure that we remain competitive in our industry and the Compensation Committee may determine that such arrangements are in our best interest in the future.

 OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END TABLE

        The following table provides information about the number of outstanding equity awards held by our Named Executive Officers at fiscal year end 2009. All awards vest in equal 20% installments over 5 years, except as otherwise noted.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Kosta N. Kartsotis(1)	N/A	—		—		N/A	N/A	—		—
		2,399	(2)	—		11.67	2/24/13	—		—
Mike L. Kovar	2/24/03	9,601	(2)	—		11.71	2/24/13	—		—
	2/24/03	14,999	(2)	—		22.17	2/23/14	—		—
	2/23/04	10,000	(2)	—		25.77	3/8/15	360	(3)	12,082
	3/8/05	2,400	(4)	1,600	(4)	18.41	2/19/14	1,080	(5)	36,245
	2/19/06	3,200	(4)	4,800	(4)	31.24	6/1/15	3,000	(6)	100,680
	6/1/07	3,600	(4)	14,400	(4)	30.71	3/15/16	5,600	(6)	187,936
	3/15/08	—		6,000	(7)	13.65	3/15/17	2,500	(8)	83,900
	3/15/09
Michael W. Barnes	3/13/02	—		—		—	—	18,000	(4)(9)	604,080
	2/24/03	21,000	(2)	—		11.71	2/24/13	—		—
	2/23/04	60,000	(2)	—		22.17	2/23/14	—		—
	3/8/05	40,000	(2)	—		25.77	3/8/15	2,000	(3)	67,120
	2/19/06	14,400	(4)	9,600	(4)	18.41	2/19/14	6,160	(9)	206,730
	2/1/07	16,000	(4)	24,000	(4)	22.63	2/1/15	6,000	(6)	201,360
	6/1/07	14,400	(4)	21,600	(4)	31.24	6/1/15	13,200	(6)	442,992
	3/15/08	15,000	(4)	60,000	(4)	30.71	3/15/16	24,000	(6)	805,440
	3/15/09	—		50,000	(7)	13.65	3/15/17	24,000	(8)	805,440
Jennifer L. Pritchard	9/5/06	24,000	(4)	24,000	(4)	19.15	9/5/14	—		—
	10/1/06	—		—		—	—	8,000	(6)	268,480
	6/1/07	2,400	(4)	3,600	(4)	31.24	6/1/15	3,000	(6)	100,680
	3/15/08	3,000	(4)	12,000	(4)	30.71	3/15/16	6,000	(6)	201,360
	3/15/09	—		24,000	(7)	13.65	3/15/17	9,000	(8)	302,040
Mark D. Quick	2/24/03	12,750	(2)	—		11.71	2/24/13	—		—
	2/23/04	24,000	(2)	—		22.17	2/23/14	—		—
	3/8/05	24,000	(2)	—		25.77	3/8/15	2,000	(3)	67,120
	2/19/06	9,600	(4)	9,600	(4)	18.41	2/19/14	6,160	(10)	206,730
	2/1/07	8,000	(4)	12,000	(4)	22.63	2/1/15	3,000	(6)	100,680
	6/1/07	12,000	(4)	18,000	(4)	31.24	6/1/15	10,800	(6)	362,448
	3/15/08	6,000	(4)	24,000	(4)	30.71	3/15/16	14,400	(6)	483,264
	3/15/09	—		30,000	(7)	13.65	3/15/17	18,000	(8)	604,080

(1)
Mr. Kartsotis refused all forms of compensation for fiscal years 2007, 2008 and 2009. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met by continuing to drive stock price growth.

(2)
Consists of stock options issued pursuant to the 2004 Incentive Plan.

(3)
Consists of restricted stock issued pursuant to the Restricted Stock Plan.

(4)
Consists of stock appreciation rights issued pursuant to the 2004 Incentive Plan.

(5)
Consists of 600 restricted stock units issued pursuant to the 2004 Incentive Plan and 480 Shares of restricted stock issued pursuant to the Restricted Stock Plan.

(6)
Consists of restricted stock units issued pursuant to the 2004 Incentive Plan.

(7)
Consists of stock appreciation rights issued pursuant to the 2008 Incentive Plan.

(8)
Consists of restricted stock units issued pursuant to the 2008 Incentive Plan.

(9)
Vests in equal 20% installments on the fifth through ninth year anniversary of grant date.

(10)
Consists of 2,160 restricted stock units issued pursuant to the 2004 Incentive Plan and 4,000 Shares of restricted stock issued pursuant to the Restricted Stock Plan.

FISCAL 2009 OPTION EXERCISES AND STOCK VESTED TABLE

        The following table provides information about the number of shares issued upon option exercises, and the value realized on exercise, by our Named Executive Officers during fiscal year 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kosta N. Kartsotis	-0-	-0-	-0-	-0-
Mike L. Kovar	-0-	-0-	3,840	60,910
Michael W. Barnes	30,000	647,475	29,180	431,146
Jennifer L. Pritchard	-0-	-0-	6,500	154,560
Mark D. Quick	-0-	-0-	15,980	245,368

FISCAL 2009 NONQUALIFIED DEFERRED COMPENSATION TABLE

        The following table provides information about contributions to, and account balances under, the Second Amended and Restated Fossil, Inc. and Affiliates Deferred Compensation Plan ("DCP") for and as of the end of fiscal year 2009.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(1)
Kosta N. Kartsotis	-0-	-0-	-0-		-0-	-0-
Mike L. Kovar	-0-	-0-	9,404	(2)	-0-	40,025
Michael W. Barnes	-0-	-0-	25,614	(2)	-0-	79,222
Jennifer L. Pritchard	-0-	-0-	-0-		-0-	-0-
Mark D. Quick	-0-	-0-	-0-		-0-	-0-

(1)
No amounts reported are included in the Fiscal 2009, 2008 and 2007 Summary Compensation Table for prior years.

(2)
These amounts are included in the Fiscal 2009, 2008 and 2007 Summary Compensation Table under the heading "Change in Pension Value and Nonqualified Deferred Compensation Earnings."

Deferred Compensation Plan

        Named Executive Officers may participate in the DCP. The DCP is available in general to officer level employees and allows participants to make annual irrevocable elections to defer pre-tax amounts up to 50% of base salary and 100% of bonus payments. We may also make contributions to the DCP on behalf of a participant. In fiscal 2009, we did not make any contributions. Participants in the DCP may select investments from among 36 different investment alternatives for existing balances and future contributions, which include various mutual funds that invest in stocks, money market investments and bonds. Participants may change their investments on a quarterly basis by contacting the plan administrator. Applicable daily interest rates are determined by multiplying (i) the sum of the one year London Interbank Offered Rate on the first and last business day of the period, by (ii) fifty percent by (iii) 1 divided by 360. The DCP contains a change in control mechanism that immediately vests employer contributions in the case of a change in control. Upon termination of employment, participants in the DCP may receive a single distribution of the benefits accrued thereunder, in cash, within a reasonable period of time, not to exceed sixty days, after the last business day of the quarter in which such termination occurred. The Company has not made any recent employer contributions and any previous contributions have already met the required vesting criteria. We believe that providing the Named Executive Officers with deferred compensation opportunities is a cost-effective way for officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, although the related deduction for the Company is also deferred.

Post-Termination Compensation

        Change in Control.    We have not entered into change in control or other post-termination agreements with any of our Named Executive Officers or other members of the executive management team. However, pursuant to the 2008 Incentive Plan, the Compensation Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, subject to the terms of the 2008 Incentive Plan, in the event of the participant's death, total and permanent disability, retirement, or the occurrence of a "change in control." A "change in control" is generally defined as the occurrence of any of the following events: (i) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities (or an additional 10% of such voting power by a 30% or greater holder of such voting power); (ii) individuals who on the effective date of the 2008 Incentive Plan constituted our Board of Directors and their successors or other nominees that are appointed or otherwise approved by a vote of at least a majority of the directors then still in office who either were directors on the effective date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the Board of Directors; (iii) there is a merger or consolidation of the Company or any direct or indirect subsidiary, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 60% of the combined voting power of the surviving entity or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (iv) stockholder approval of a plan of complete liquidation or dissolution of the Company, or consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or (v) any tender or exchange offer is made to acquire 30% or more of the securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

        In addition, in the event of a change in control of the Company, all outstanding restricted stock, restricted stock units and stock appreciation rights under our 2004 Incentive Plan and all restricted stock granted under the Restricted Stock Plan will become fully exercisable or vested. Awards of stock options under the 2004 Incentive Plan do not provide for immediate vesting upon a change in control. However, the Compensation Committee has the full and exclusive power to interpret the 2004 Incentive Plan, including the power to accelerate the vesting of outstanding, unvested awards. A "change in control" under these plans is generally defined as (i) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities, or (ii) the occurrence of a transaction requiring stockholder approval and involving the sale of all or substantially all of our assets or the merger of our Company with or into another corporation.

        The DCP contains a change in control mechanism that immediately vests employer contributions in the case of a change in control and participants in the DCP may receive a single distribution of the benefits accrued thereunder upon termination of employment. A "change in control" under the DCP is generally defined as (i) the acquisition by any person of 50% or more of the combined voting power of the total fair market value or total voting power of the stock of the Company, (ii) the acquisition by any person during a 12-month period of ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, (iii) a majority of members of the Board is replaced during any twelve 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election, or (iv) the acquisition by any person of assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company.

        Letter Agreement with Mr. Quick.    We entered into a letter agreement with Mr. Mark D. Quick on November 10, 2005, at which time he was serving as President, Fashion Accessories and Stores Division, regarding the terms of the stock options granted to Mr. Quick beginning on January 1, 2002 and thereafter pursuant to certain Award Agreements under our 2004 Incentive Plan and its predecessor plan, our 1993 Long-Term Incentive Plan. The letter agreement formalizes certain special rights and benefits in the event of Mr. Quick's retirement after he has attained the age of 57. As defined in the letter agreement, retirement means termination of full time employment with the Company and its subsidiaries and related companies on the date set forth in a written retirement notice addressed to its Chief Executive Officer and the Compensation Committee and delivered to the General Counsel no later than one year prior to his retirement date. Under the letter agreement, upon Mr. Quick's retirement:

  •
  For stock options granted under any Award Agreements after January 1, 2002 (including awards not yet granted unless they expressly provide otherwise):

  •
  the options will continue to vest as though Mr. Quick continued to be employed; and

  •
  the options may be exercised (a) in the case of options which were vested on Mr. Quick's retirement date, at any time prior to the first anniversary of his retirement date, and (b) in the case of each option which becomes vested after his retirement date, at any time prior to the first anniversary of such option's vesting date.

        The provisions of the letter agreement with regard to vesting will be superseded by any contrary provisions regarding accelerated vesting included in any future amendments to awards made under the plans pertaining to our executive officers.

        Change in Control Table.    The following table shows, as of January 2, 2010, the potential value of the vesting of certain equity awards held by our Named Executive Officers upon the occurrence of a change in control, using, where applicable, the closing price of our Common Stock of $33.56 (as reported on the Nasdaq as of December 31, 2009).

Name	Stock Options ($)(1)	Restricted Stock ($)	Restricted Stock Units ($)	Stock Appreciation Rights ($)	Total ($)
Kosta N. Kartsotis	-0-	-0-	-0-	-0-	-0-
Mike L. Kovar	-0-	28,190	392,652	195,890	616,732
Michael W. Barnes	-0-	805,440	2,327,722	1,624,338	4,757,500
Jennifer L. Pritchard	-0-	-0-	872,560	866,217	1,738,777
Mark D. Quick	-0-	201,360	1,622,962	984,046	2,808,368

(1)
Stock option grants under the Company's 2004 Long-Term Incentive Plan do not automatically vest upon a change in control.

Equity Compensation Plan Information

Plan Category	(a) Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,811,137	$21.21	4,148,360
Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable
Total	2,811,137	$21.21	4,148,360

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership and changes of ownership with the SEC. Officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Stockholders were timely met, except for the following one Form 4 for Mike Kovar pertaining to two transactions, one Form 4 for Jal Shroff pertaining to one transaction and one Form 4 for Alan Gold pertaining to two transactions.

Certain Relationships and Related Transactions

        Mr. Rasheed Shroff (the son of Mr. Jal S. Shroff) is an employee of Fossil (Asia) Ltd., a wholly-owned subsidiary of the Company. Mr. Rasheed Shroff earned approximately $157,000 in cash compensation in 2009. In addition, under the Company's 2008 Incentive Plan, Mr. Rasheed Shroff received a grant of options to purchase 2,700 shares of Common Stock at an exercise price of $13.65.

        In accordance with the Company's Audit Committee charter, any proposed transaction that has been identified as a related party transaction under Item 404 of SEC Regulation S-K may be consummated or materially amended only following the approval by the Audit Committee. A related party transaction means a transaction, arrangement or relationship in which the Company and any related party are participants in which the amount involved exceeds $120,000. A related party includes (i) a director, director nominee or executive officer of the Company, (ii) a security holder known to be an owner of more than 5% of the Company's voting securities, (iii) an immediate family member of the foregoing or (iv) a corporation or other entity in which any of the foregoing persons is an executive, principal or similar control person or in which such person has a 5% or greater beneficial ownership interest.

        In the event that the Company proposes to enter into a related party transaction, management of the Company shall present the transaction to the Audit Committee for review, consideration and approval. The Audit Committee, in approving or rejecting the proposed transaction, shall consider all the facts and circumstances deemed relevant by and available to the Audit Committee. The Audit Committee shall approve only those transactions that, in light of the circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith exercise of its discretion.

APPROVAL OF THE FOSSIL, INC. 2010 CASH INCENTIVE PLAN
(Proposal 4)

        Upon recommendation of the Compensation Committee, the Board of Directors has adopted, subject to stockholder approval, the Fossil, Inc. 2010 Cash Incentive Plan (the "Incentive Plan"). The Incentive Plan is intended to advance the interests of the Company and its stockholders by identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and maintain employees who have outstanding skills and abilities and who achieve superior performance and by fostering accountability and teamwork throughout the Company. The Incentive Plan provides for the granting of awards of cash incentive compensation that may be paid to a participant upon satisfaction of specified performance goals for a particular performance period (as described below).

        It is the judgment of the Board of Directors of the Company that the Incentive Plan is in the best interest of the Company and its stockholders.

Description of the Incentive Plan

        The following is a brief description of the Incentive Plan. A copy of the Incentive Plan is attached as Appendix A to this proxy statement, and the following description is qualified in its entirety by reference to the Incentive Plan.

Effective Date and Expiration

        The Incentive Plan will become effective on January 3, 2010, subject to and conditioned upon stockholder approval of the Incentive Plan, and will remain in effect until it is terminated by the Board of Directors of the Company or such committee of the Board as is designated by the Board to administer the Incentive Plan (the "Committee").

Administration

        The Incentive Plan will be administered by the Committee, which has full authority to (i) designate the employees who are eligible to participate in the Incentive Plan; (ii) establish the performance goals and achievement levels for each participant; and (iii) establish and certify the achievement of the performance goals. In addition, except as provided in the next sentence, the Committee may delegate its authority and responsibilities under the Incentive Plan to the Company's CEO. However, with respect to "Covered Employees" (employees for whom the limitation on deductibility for compensation pursuant to Section 162(m) of the Code is applicable), any decision concerning the awarding of incentive compensation will be made exclusively by the members of the Committee who are at that time "outside directors," as that term is used in Section 162(m) of the Code and the treasury regulations thereunder. Any interpretation, determination, or other action made or taken by the Committee will be final, binding, and conclusive on all interested parties.

Eligibility

        For each period selected by the Committee for payment of incentive compensation, referred to as a "Performance Period" (a Performance Period may coincide with the fiscal year of the Company or may be for a period that is longer or shorter than a fiscal year), the Committee will select the particular employees to whom incentive compensation may be awarded. With respect to Covered Employees, the Committee must make its determination within the first 90 days of the Performance Period (and in the case of a Performance Period less than 12 months, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed). Senior management of each business unit of the Company will recommend to the Committee, in accordance with the time periods described above, the employees of such business unit to be eligible to receive awards under the Incentive Plan, and the Committee will consider, but will not be bound by, such recommendations.

        Full-time employees of the Company or its subsidiaries can be eligible to participate in the Incentive Plan. On April 1, 2010, the Company (including its subsidiaries) had 8,700 full-time employees.

Determination of Performance Goals

        No later than the 90th day of a Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed), the Committee must approve and deliver to the CEO a written report setting forth:

  (i)
  the business unit performance goals (as described below) and/or the Company performance goals (as described below), as applicable, for the Performance Period;

  (ii)
  the threshold, target, and maximum achievement levels for business unit performance goals and/or Company performance goals for the Performance Period;

  (iii)
  with respect to each participant, incentive compensation as a specified percentage of base pay for achievement of threshold, target and maximum achievement levels and the relative weighting of each performance goal in determining the participant's incentive compensation; and

  (iv)
  a schedule setting forth payout opportunity as a percentage of base pay for threshold, target and maximum achievement levels.

The Committee may delegate to the CEO the determinations under items (i) through (iv) above for each participant who is a subordinate employee, which the CEO will report to the Committee, and the Committee will consider, but will not bound by, the recommendations and determinations of the CEO.

Categories of Business Unit and Company Performance Goals

        The business unit performance goals established by the Committee for any Performance Period may differ among participants and business units. For each participant or business unit, the business unit performance goals will be based on the performance of the business unit. Performance criteria for a business unit will be related to the achievement of financial and operating objectives of the business unit, including the factors described below. The Company performance goals established by the Committee for any Performance Period will relate to the achievement of predetermined financial objectives for the Company and its subsidiaries on a consolidated basis, including the factors described below as applied to the Company and its subsidiaries. The Company performance goals may be established either on an absolute or on a per share basis. The Company performance goals may also be established on a relative basis as compared to the performance of a published or special index deemed applicable by the Committee or a group of companies deemed by the Committee to be comparable to the Company.

        Performance criteria for a business unit and/or the Company will be related to the achievement of financial and operating objectives, which, where applicable, will be within the meaning of Section 162(m) of the Code, and consist of one or more or any combination of the following criteria: operating income; operating profit; net profit; net earnings; net sales or changes in net sales; EBITDA or other measures of cash flow; total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; earnings growth; return on net assets, return on invested capital, or other return measures, including return or net return on working assets, equity, capital or net sales; pre-tax profits; operating margins; growth in operating earnings or growth in earnings per share; value of assets; market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; aggregate product price and other product measures; expense or cost levels; reduction of losses, loss ratios or expense ratios; reduction in fixed assets; operating cost management; management of capital structure; debt reduction; productivity improvements; inventory and/or receivables control; satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; customer satisfaction based on specified objective goals or a Company-sponsored customer survey; employee diversity goals; employee turnover; specified objective social goals; safety record; store sales or productivity; or other objectively measurable factors directly tied to the performance of the business unit and/or Company.

Certification and Level of Achievement

        Within 75 days after the end of each Performance Period, senior management of the Company and each applicable business unit will report to the Committee the extent to which the Company and/or business unit performance goals were achieved for the Performance Period. As soon as practicable after the Company's financial results for any Performance Period are finalized and receipt of the report of the senior management, the Committee will certify in writing and, where applicable, in compliance with Section 162(m) of the Code:

  (i)
  the extent to which the Company achieved its Company performance goals for the Performance Period;

  (ii)
  the extent to which each business unit achieved its business unit performance goals for the Performance Period;

  (iii)
  the calculation of the participants' incentive compensation; and

  (iv)
  the determination by the Committee of the amount of incentive compensation, if any, to be paid to each participant for the Performance Period.

In determining whether performance goals have been achieved and incentive compensation is payable for a given Performance Period, generally accepted accounting principles will be applied on a basis consistent with prior periods, and such determinations will be based on the calculations made by the Company and binding on each participant.

        If at least the threshold achievement of a performance goal is achieved, then the incentive compensation that may be paid to a participant will be based on a specified percentage of the participant's base pay. The Committee may, in its sole discretion, decrease (but never increase) the incentive compensation to be paid to one or more participants for a Performance Period.

        The maximum amount of incentive compensation payable to any participant with respect to any single award to a covered employee for a Performance Period may not exceed $1,750,000.

Payment, Termination of Employment and Forfeiture; New Hires, Promotions, and Transfers

        Subject to the provisions below and except as otherwise provided in the Incentive Plan, a participant's incentive compensation for each Performance Period will be paid as soon as practicable after the fiscal year-end results for such Performance Period have been finalized, but in no event later than the date that is 2 1/2 months immediately following the close of the fiscal year in which such Performance Period ended. The payment will be in the form of a cash lump sum.

        If a participant's employment with the Company and its subsidiaries is terminated voluntarily by the participant, or is terminated by his or her employer for any reason during a Performance Period, or after a Performance Period but prior to the date of actual payment of the incentive compensation, then such participant will immediately forfeit any right to receive any incentive compensation for such Performance Period.

        Any individual who is newly-hired or becomes eligible to participate in the Incentive Plan during a Performance Period and who is selected by the Committee to participate in the Incentive Plan will be eligible to receive a pro rata portion of the incentive compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of full months during the Performance Period during which he or she is a participant in the Incentive Plan and calculated on the basis of his or her base pay received for the Performance Period. The incentive compensation will be paid at the time and in the manner set forth above.

        In the case of a promotion or transfer from a position where an individual was already a participant for a Performance Period to a position where the participant is eligible for a higher or lower maximum amount of incentive compensation, the participant will complete his or her participation in the prior position until the end of the complete month in which his or her date of promotion or transfer occurred, and then may participate in for the rest of the Performance Period at the level of the transferred or promoted position. The overall incentive compensation will be pro rated for both Performance Periods. If a participant is transferred to a lateral position (i.e., the same job grade or level), then the incentive compensation will not be pro rated based on the lateral change in position. Participants who are eligible for participation at the beginning of a Performance Period, but who subsequently become ineligible to participate during the Performance Period will receive a pro rated portion of the incentive compensation based on the number of eligible full months completed during such Performance Period.

Assignment

        A participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded under the Incentive Plan prior to the actual receipt of such rights or benefits, and any attempt to alienate, assign, pledge sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits will be null and void.

Adjustments upon Changes in Capitalization

        In the event of a merger, consolidation, sale of assets, reorganization or other business combination in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property (other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger), the Committee will adjust the Performance Goals and achievement levels so that the incentive compensation amounts to which a participant is entitled are not adversely affected by such events.

Amendment or Discontinuance of the Incentive Plan

        The Committee may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the Incentive Plan, except that any amendment that modifies any preestablished performance goal for a participant who is a Covered Employee (or his or her successor(s), as may be applicable) with respect to any particular Performance Period may only be effected on or prior to the date which is 90 days following the commencement of such Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed). The Board of Directors of the Company may discontinue the Incentive Plan in whole or in part, and may amend the Incentive Plan in any manner advisable in order for incentive compensation granted under the Incentive Plan to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) of the Code or the regulations thereunder to permit greater flexibility with respect to incentive compensation under the Incentive Plan).

Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation

        In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. The Incentive Plan and awards of incentive compensation are intended to be exempt from Section 409A of the Code.

Tax Consequences to Participants

        The recipient of cash will be subject to tax at ordinary income rates on the amount of the award on the date of payment or delivery, unless the award otherwise becomes subject to taxation under the Code, including Section 409A of the Code.

Federal Tax Withholding

        Any ordinary income realized by a participant upon receipt of cash is subject to withholding of federal, state and local income tax and to withholding of the participant's share of tax under the Federal Insurance Contribution Act. Withholding does not represent an increase in the participant's total income tax obligation since it is fully credited toward his or her tax liability for the year. Compensation income realized, and tax withheld, will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company or Subsidiary

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

        Under Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the Company who, on the last day of the taxable year is a Covered Employee. However, the limitation on deductions does not apply to certain types of compensation, including qualified "performance-based" compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). The Company intends for awards of incentive compensation granted pursuant to the Incentive Plan to constitute qualified "performance-based" compensation and, as such, to be exempt from the $1,000,000 limitation on deductible compensation.

Plan Benefits

        To date, the Company has not granted any awards of incentive compensation under the Incentive Plan. Future benefits under the Incentive Plan are not currently determinable.

Interests of Certain Persons

        Certain members of the Board of Directors are eligible for awards under the Incentive Plan and thus, have a personal interest in the approval of the Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
APPROVAL OF THE FOSSIL, INC. 2010 CASH INCENTIVE PLAN.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 5)

        The Company's independent registered public accounting firm for the fiscal year ended January 2, 2010 was Deloitte & Touche LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Audit Committee of the Company has selected the firm of Deloitte & Touche LLP as the Company's principal independent registered public accounting firm for the fiscal year ending January 1, 2011. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board has decided to ascertain the position of the stockholders on the appointment. The Audit Committee will reconsider the appointment if it is not ratified. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company's and its stockholders' best interests. The affirmative vote of a majority of the shares present in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required for ratification.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 1, 2011.

        The following table summarizes the aggregate fees (excluding value added taxes) billed to the Company and its subsidiaries by Deloitte & Touche LLP, the member firms of Deloitte Touche

Tohmatsu, and their respective affiliates (collectively, "Deloitte") for the 2009 and 2008 fiscal years ended January 2, 2010, and January 3, 2009, respectively:

	Fiscal Year 2009	Fiscal Year 2008
Audit Fees(a)	$2,064,945	$2,451,415
Audit-Related Fees(b)	74,000	83,309
Tax Fees(c)	174,030	435,631
All Other Fees	—	—
Total	$2,312,975	$2,970,355

(a)
Audit services billed consisted of the audits of the Company's annual consolidated financial statements, audits of internal control over financial reporting and reviews of the Company's quarterly condensed consolidated financial statements.

(b)
Benefit plan audits and agreed upon procedures.

(c)
Tax return preparation and consultation.

        In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval of Independent Registered Public Accounting Firm Fees and Services Policy

        The Audit Committee's Policies and Procedures for the Engagement of the Principal Outside Auditing Firm provides for pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our principal independent registered public accounting firm on an annual basis and individual engagements as needed. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee chairperson to pre-approve principal independent registered public accounting firm services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled Audit Committee meeting (provided that the Audit Committee chairperson must report to the full Audit Committee on any pre-approval determinations).

        The Audit Committee pre-approved all of the audit fees, audit-related fees and tax fees set forth in the table.

OTHER BUSINESS

        The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholder proposals to be included in the proxy statement for the 2011 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before December 15, 2010 for inclusion in the Company's Proxy Statement relating to that meeting. Stockholders wishing to submit proposals to be presented directly at the Annual Meeting instead of for inclusion in next year's proxy statement must follow the submission criteria and deadlines set forth in our Bylaws. To be timely in connection with an annual meeting, a stockholder proposal with respect to a nomination for director, a proposal to amend or supplement the certificate of incorporation, a proposal to amend the bylaws or a proposal to remove a director must be received by the Company at its principal executive offices not before January 19, 2011 or after February 18, 2011 With respect to other stockholder proposals, management will be able to vote proxies in its discretion without advising stockholders in the 2011 proxy statement about the nature of the matter and how management intends to vote if notice of the proposal is not received by the Company at its principal executive offices before February 28, 2011.

        You may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2010 without charge by sending a written request to Fossil Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.fossil.com.

BY ORDER OF THE BOARD OF DIRECTORS
Randy S. Hyne Vice President, General Counsel and Secretary
April 14, 2010 Richardson, Texas

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THEIR PROXY IN AN ENVELOPE ADDRESSED TO THE COMPANY OR VOTE USING THE INTERNET OR BY PHONE AS DESCRIBED IN THE PROXY CARD.

 APPENDIX A

FOSSIL, INC.
2010 CASH INCENTIVE PLAN

Purpose

        The purpose of the Fossil, Inc. 2010 Cash Incentive Plan (the "Plan") is to advance the interests of Fossil, Inc. (the "Company") and its stockholders by (a) providing certain Employees of the Company and its Subsidiaries (as hereinafter defined) incentive compensation which is tied to the achievement of pre-established and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and maintain Employees who have outstanding skills and abilities and who achieve superior performance, and (c) fostering accountability and teamwork throughout the Company.

        The Plan is intended to provide Participants (as hereinafter defined) with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the treasury regulations promulgated thereunder.

Article I
Definitions

        For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

        "Award" means a grant of Incentive Compensation that may be paid to an Eligible Employee upon the satisfaction of specified Performance Goal(s) for a particular Performance Period; such Performance Period may be a period of less than a Fiscal Year (e.g., six months, a "Short-Term Award"), a period equal to a Fiscal Year (an "Annual Award"), or a period in excess of a Fiscal Year (e.g., three Fiscal Years, a "Long-Term Award").

        "Base Pay" means a Participant's base salary at the end of the applicable Performance Period, according to the books and records of the Company, excluding overtime, commissions, bonuses, disability pay, any Incentive Compensation paid to the Participant, or any other payment in the nature of a bonus or compensation paid under any other employee plan, contract, agreement, or program.

        "Board" means the Board of Directors of the Company.

        "Business Unit" means any segment or operating or administrative unit, including geographical unit, of the Company identified by the Committee as a separate business unit, or a Subsidiary identified by the Committee as a separate business unit.

        "Business Unit Performance Goals" means the Performance Goals established for each Business Unit in accordance with Sections 4.1 and 4.2 below for any Performance Period.

        "Chief Executive Officer" or "CEO" means the chief executive officer of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board, which shall consist of two or more "outside directors" within the meaning of Section 162(m) of the Code.

        "Company" means Fossil, Inc., a Delaware corporation.

        "Company Performance Goals" means the Performance Goals established for the Company in accordance with Sections 4.1 and 4.3 below for any Performance Period.

        "Covered Employee" shall have the same meaning as the term "covered employee" (or its counterpart, as such term may be changed from time to time) contained in the treasury regulations promulgated under Section 162(m) of the Code, or their respective successor provision or provisions, provided that only an Employee for whom the limitation on deductibility for compensation pursuant to Section 162(m) of the Code is applicable shall be considered a "Covered Employee" for purposes of this Plan.

        "EBITDA" means, for the Company or any Subsidiary, the net earnings of that entity before deductions by the entity for interest, income taxes, depreciation and amortization expenses.

        "Eligible Employee" shall mean any Employee of the Company or any Subsidiary.

        "Employee" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

        "Fiscal Year" means the fiscal year of the Company, with the first fiscal year of the Plan beginning on January 3, 2010 and ending on January 1, 2011.

        "Incentive Compensation" means the compensation approved by the Committee to be paid to a Participant for any Performance Period under the Plan.

        "Maximum Achievement" means, for a Participant for any Performance Period, the maximum level of achievement of a set of Performance Goals required for Incentive Compensation to be paid which shall be a specified percentage of the Participant's Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 4.1 below.

        "Operating Income" means the Company's gross sales, less the cost of sales (e.g., product costs, markdowns, discounts, returns, shipping, royalties, etc.), less operating expenses (e.g., advertising, payroll, travel, entertainment, supplies, etc.), as such terms are understood under generally accepted accounting principles.

        "Participant" means an Employee of the Company or a Subsidiary who satisfies the eligibility requirements of Article III of the Plan and who is selected by the Committee to participate in the Plan for any Performance Period.

        "Performance Goals" means the Company Performance Goals and Business Unit Performance Goals established by the Committee for the Company and each Business Unit for any Performance Period, as provided in Sections 4.1, 4.2 and 4.3 below.

        "Performance Period" means the period selected by the Committee for the payment of Incentive Compensation. Unless the Committee, in its discretion, specifies other Performance Periods for the payment of Incentive Compensation hereunder, the Performance Period shall be a Fiscal Year.

        "Plan" means the Fossil, Inc. 2010 Cash Incentive Plan, as it may be amended from time to time.

        "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships, or limited liability company.

        "Target Achievement" means, for a Participant for any Performance Period, the level or range of achievement of a set of Performance Goals required for Incentive Compensation to be paid which shall be a specified percentage of the Participant's Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 4.1 below.

        "Threshold Achievement" means, for a Participant for any Performance Period, the minimum level of achievement of a set of Performance Goals required for any Incentive Compensation to be paid which shall be a specified percentage of the Participant's Base Pay with respect to such set of Performance Goals, as determined by the Committee in accordance with Section 4.1 below.

Article II
Administration

        2.1    Committee's Authority.    Subject to the terms of this Article II, the Plan shall be administered by the Committee. For each Performance Period, the Committee shall have full authority to (i) designate the Eligible Employees who shall participate in the Plan; (ii) establish the Performance Goals and achievement levels for each Participant pursuant to Article IV hereof; and (iii) establish and certify the achievement of the Performance Goals. The Committee may delegate its authority and responsibilities to the CEO; however, with respect to participation in the Plan by a Covered Employee, notwithstanding any provision of the Plan to the contrary, any decision concerning the awarding of Incentive Compensation hereunder (including, without limitation, establishment of Performance Goals, Threshold Achievement, Target Achievement, Maximum Achievement, and any other information necessary to calculate Incentive Compensation for such Covered Employee for such Performance Period) shall not be made by the CEO and shall be made exclusively by the members of the Committee who are at that time "outside" directors, as that term is used in Section 162(m) of the Code and the treasury regulations promulgated thereunder.

        2.2    Committee Action.    A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

        2.3    Committee's Powers.    The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

        In construing the Plan and in exercising its power under provisions requiring the Committee's approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible. Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under this Plan, including, but not limited to, all issues with respect to eligibility. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan including, but not limited to, the power to:

          (a)   designate the Eligible Employees who shall participate in the Plan;

          (b)   maintain complete and accurate records of all plan transactions and other data in the manner necessary for proper administration of the Plan;

          (c)   adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

          (d)   enforce the terms of the Plan and the rules and regulations it adopts;

          (e)   review claims and render decisions on claims for benefits under the Plan;

          (f)    furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;

          (g)   employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and

          (h)   perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.

Article III
Eligibility

        For each Performance Period, the Committee shall select the particular Eligible Employees to whom Incentive Compensation may be awarded for such Performance Period; with respect to Covered Employees, such determination shall be made within the first ninety (90) days of such Performance Period (and in the case of a Performance Period that is less than twelve (12) months, such determination shall be made no later than the date 25% of the Performance Period has elapsed). To the extent permitted by the Committee, Employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary. Senior management of each Business Unit shall recommend to the Committee within not more than ninety (90) days after the beginning of a Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date 25% of the Performance Period has elapsed) those Employees of such Business Unit to be eligible to participate in the Plan for such Performance Period; the Committee shall consider, but shall not be bound by, such recommendations. Notwithstanding any provision in this Plan to the contrary, the Committee may grant one or more Awards to an Eligible Employee at any time, and from time to time, and the Committee shall have the discretion to determine whether any such Award shall be a Short-Term Award, an Annual Award or a Long-Term Award.

Article IV
Determination of Goals and Incentive Compensation

        4.1    Establishment of Business Unit and Company Performance Goals.    No later than the ninetieth (90th) day of the Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date 25% of the Performance Period has elapsed), the Committee shall approve and deliver to the Chief Executive Officer of the Company a written report setting forth: (i) the Business Unit Performance Goals for the Performance Period, (ii) Company Performance Goals for the Performance Period, (iii) the Threshold Achievement, Target Achievement, and Maximum Achievement levels for Business Unit Performance Goals and Company Performance Goals for the Performance Period, (iv) with respect to each Participant, Incentive Compensation as a percentage of Base Pay for achievement of Threshold Achievement, Target Achievement, and Maximum Achievement levels and the relative weighting of each Performance Goal in determining the Participant's Incentive Compensation, and (v) a schedule setting forth payout opportunity as a percentage of Base Pay for Threshold Achievement, Target Achievement, and Maximum Achievement levels. The Committee may delegate to the CEO to establish and report to the Committee for each Participant the determinations under items (i) through (v) above. The Committee shall consider, but shall not be bound by, the recommendations and determinations of the CEO with respect to such items.

        4.2    Categories of Business Unit Performance Goals.    The Business Unit Performance Goals established by the Committee for any Performance Period may differ among Participants and Business Units. For each Business Unit, the Business Unit Performance Goals shall be based on the performance of the Business Unit. Performance criteria for a Business Unit shall be related to the achievement of financial and operating objectives of the Business Unit, which, where applicable, shall be within the meaning of Section 162(m) of the Code, and consist of one or more or any combination of the following criteria: (a) Operating Income; (b) operating profit; (c) net profit; (d) net earnings (e) net sales or changes in net sales; (f) EBITDA or other measures of cash flow; (g) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (h) earnings growth; (i) return on net assets, return on invested capital, or other return measures, including return or net return on working assets, equity, capital or net sales; (j) pre-tax profits; (k) operating margins; (l) growth in operating earnings or growth in earnings per share; (m) value of assets; (n) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (o) aggregate product price and other product measures; (p) expense or cost levels; (q) reduction of losses, loss ratios or expense ratios; (r) reduction in fixed assets; (s) operating cost management; (t) management of capital structure; (u) debt reduction; (v) productivity improvements; (w) inventory and/or receivables control; (x) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (y) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (z) employee diversity goals; (aa) employee turnover; (bb) specified objective social goals; (cc) safety record; (dd) store sales or productivity; or (ee) other objectively measurable factors directly tied to the performance of the Business Unit.

        4.3    Company Performance Goals.    The Company Performance Goals established by the Committee for any Performance Period shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis, which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the factors set forth in Section 4.2 above, as applied to the Company and its Subsidiaries on a consolidated basis. The Company Performance Goals may be established either on an absolute or on a per share basis reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including cash dividends. The Company Performance Goals may also be established on a relative basis as compared to the performance of a published or special index deemed applicable by the Committee or a group of companies deemed by the Committee to be comparable to the Company.

        4.4    Certification.    Within seventy-five (75) days after the end of each Performance Period, the senior management of the Company and each Business Unit shall report to the Committee the extent to which Company and Business Unit Performance Goals were achieved for the Performance Period. As soon as practicable following the finalization of the Company's financial statements or receipt of the Independent Auditor's Report on the Company's financial statements for a Performance Period consisting of one or more Fiscal Year's covered by the financial statements or other accounting finalizing of the Company's financial results for any Performance Period and receipt of the report of the Company and Business Unit senior management, the Committee shall certify in writing and, where applicable, in compliance with the requirements of Treasury Regulation 1.162-27 (and successor regulations thereto) in the case of any Award intended to qualify under Section 162(m) of the Code: (i) the extent to which the Company achieved its Company Performance Goals for the Performance Period, (ii) the extent to which each Business Unit achieved its Business Unit Performance Goals for the Performance Period, (iii) the calculation of the Participants' Incentive Compensation, and (iv) the determination by the Committee of the amount of Incentive Compensation, if any, to be paid to each Participant for the Performance Period. In determining whether Performance Goals have been achieved and Incentive Compensation is payable for a given Performance Period, generally accepted accounting principles to the extent applicable to the Performance Goal shall be applied on a basis consistent with prior periods, and such determinations shall be based on the calculations made by the Company and binding on each Participant. After the certification described in this Section the Committee may, in its sole and absolute discretion, decrease the Incentive Compensation to be paid to one or more Participants for such Performance Period.

        4.5    Earned Award Based on Level of Achievement.    If Threshold Achievement is attained with respect to a Performance Goal, then the Incentive Compensation that may be paid to such Participant with respect to such Performance Goal shall be based on a specified percentage of Base Pay and the Committee's predetermined schedule (which may allow for interpolation between achievement levels) setting forth the earned award as a percentage of Base Pay; provided that, as described in Section 4.4, the Committee may decrease (but never increase) the Incentive Compensation to be paid to one or more Participants for such Performance Period.

        4.6    Limitation on Total Incentive Compensation.    Notwithstanding any provision to the contrary contained herein, the maximum Incentive Compensation payable to any Covered Employee with respect to any single Award shall not exceed $1,750,000.

Article V
Payment of Incentive Compensation

        5.1    Form and Time of Payment.    Subject to the provisions of Sections 5.2 and 5.3 below and except as otherwise provided herein, a Participant's Incentive Compensation for each Performance Period shall be paid as soon as practicable after the results for such Performance Period have been finalized, but in no event later than the date that is 2 1/2 months immediately following the close of Fiscal Year in which such Performance Period ended. The payment shall be in the form of a cash lump sum.

        5.2    Forfeiture Upon Termination Prior to Date of Payment.    If a Participant's employment with the Company and all of its Subsidiaries is terminated voluntarily by the Participant or is terminated by his or her employer for any reason during a Performance Period or after a Performance Period but prior to the date of actual payment in accordance with Section 5.1 above, then such Participant will immediately forfeit any right to receive any Incentive Compensation hereunder for such Performance Period.

        5.3    Pro Rata Payment for New Hires; Promotions.    Any individual who is newly-hired or becomes an Eligible Employee during a Performance Period and who is selected by the Committee to participate in the Plan shall be eligible to receive a pro rata portion of the Incentive Compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of full months during the Performance Period during which he or she is a Participant in the Plan and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof.

        In the case of a promotion or transfer from a position where an individual was already a Participant for Incentive Compensation for a Performance Period to a position where the Participant is eligible for a higher or lower maximum amount of Incentive Compensation, the Participant shall complete his or her participation in the prior position until the end of the complete month containing his or her date of promotion or transfer, prior to participating in the Performance Period for the transferred or promoted position. The overall Incentive Compensation will be pro rated for both Performance Periods. In calculating the pro rated amount, (i) the prior Performance Period will be prorated using the Participant's Base Pay immediately prior to the date of promotion or transfer, and (ii) the subsequent Performance Period will be pro rated using the Participant's Base Pay at the end of the Performance Period. If a Participant is transferred to a lateral position (i.e., the same job grade or level), then the Incentive Compensation will not be pro rated based on the lateral change in position.

        Participants who are eligible for participation at the beginning of a Performance Period, but who subsequently become ineligible to participate during the Performance Period will receive a pro rated portion of the Incentive Compensation based on the number of full months completed during such Performance Period.

Article VI
Miscellaneous Provisions

        6.1    Non-Assignability.    A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void.

        6.2    No Right To Continue In Employment.    Nothing in the Plan confers upon any Employee the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts in any way the right of the Company and its Subsidiaries to discharge any Employee at any time (subject to any contract rights of such Employee).

        6.3    Indemnification Of Committee.    No member of the Committee nor any officer or employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each officer or Employee of the Company acting with it or on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

        6.4    No Plan Funding.    The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company by reason of the right to receive Incentive Compensation under the Plan. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Company.

        6.5    Governing Law.    This Plan shall be construed in accordance with the laws of the State of Delaware and the rights and obligations created hereby shall be governed by the laws of the State of Delaware.

        6.6    Binding Effect.    This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

        6.7    Construction of Plan.    The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

        6.8    Integrated Plan.    This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof.

        6.9    Tax Requirements.    The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Incentive Compensation to a Participant.

        6.10    Reorganization, Merger or Consolidation.    In the event of a merger, consolidation, sale of assets, reorganization or other business combination in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property (other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger), the Committee shall adjust the Performance Goals and achievement levels so that the Incentive Compensation amounts to which a Participant is entitled are not adversely affected by such events.

Article VII
Amendment or Discontinuance

        The Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any preestablished Performance Goal for a Participant who is a Covered Employee (or his successor(s), as may be applicable) under this Plan with respect to any particular Performance Period may only be effected on or prior to that date which is ninety (90) days following the commencement of such Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date 25% of the Performance Period has elapsed). In addition, the Board shall have the power to discontinue the Plan in whole or in part and amend the Plan in any manner advisable in order for Incentive Compensation granted under the Plan to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Incentive Compensation granted under the Plan).

Article VIII
Effect of the Plan

        Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted Incentive Compensation or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

Article IX
Term

        The effective date of this Plan shall be as of January 3, 2010, subject to stockholder approval. The material terms of this Plan shall be disclosed to the stockholders of the Company for approval in accordance with Section 162(m) of the Code. This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders of the Company, and no award or payment of Incentive Compensation under this Plan to any Covered Employee shall be made unless such stockholder approval is obtained. This Plan shall remain in effect until it is terminated by the Committee or the Board.

* * * * * * * * *

        IN WITNESS WHEREOF, this Plan has been adopted this            day of                        , 2010, effective January 3, 2010.

FOSSIL, INC.
By:
Name:
Title:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
FOSSIL, INC. 2280 NORTH GREENVILLE AVENUE RICHARDSON, TX 75082
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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
1	Proposal to amend and restate the Company's Second Amended and Restated Certificate of Incorporation, as amended, to provide for the annual election of directors.	☐	☐	☐

If Proposal 1 is approved, the Board of Directors recommends that you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
2	Election of Directors	☐	☐	☐
Nominees

01 Elaine Agather	02 Michael W. Barnes	03 Jeffrey N. Boyer	04 Kosta N. Kartsotis	05 Elysia Holt Ragusa
06 Jal S. Shroff	07 James E. Skinner	08 Michael Steinberg	09 Donald J. Stone	10 James M. Zimmerman

If Proposal 1 is not approved, the Board of Directors recommends that you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
3	Election of Directors	☐	☐	☐
Nominees
01 Elaine Agather 02 Jal S. Shroff 03 Donald J. Stone

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain
4	Proposal to approve the Fossil, Inc. 2010 Cash Incentive Plan.	☐	☐	☐
5	Proposal to ratify the appointment of Deloitte and Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 1, 2011.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com.

FOSSIL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2010

The undersigned hereby appoints Randy S. Hyne and Heather C. Foster, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of the common stock of Fossil, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on May 19, 2010, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

QuickLinks

SOLICITATION AND REVOCABILITY OF PROXIES
INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS
QUORUM AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AMENDMENT AND RESTATEMENT OF THE CURRENT CHARTER TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS (Proposal 1)
ELECTION OF DIRECTORS IF PROPOSAL 1 IS APPROVED (Proposal 2)
ELECTION OF DIRECTORS IF PROPOSAL 1 IS NOT APPROVED (Proposal 3)
FISCAL 2009 DIRECTOR COMPENSATION TABLE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
FISCAL 2009, 2008 AND 2007 SUMMARY COMPENSATION TABLE
FISCAL 2009 GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END TABLE
FISCAL 2009 OPTION EXERCISES AND STOCK VESTED TABLE
FISCAL 2009 NONQUALIFIED DEFERRED COMPENSATION TABLE
APPROVAL OF THE FOSSIL, INC. 2010 CASH INCENTIVE PLAN (Proposal 4)
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE FOSSIL, INC. 2010 CASH INCENTIVE PLAN.
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 5)
OTHER BUSINESS
DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
APPENDIX A